Exhibit 10(ii)(B)3
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS.
OMITTED PORTIONS ARE INDICATED BY [***].
Electronics Manufacturing Services Agreement
Contract No. HO32050265
Between
Lucent Technologies Inc.
And
Solectron Corporation
LUCENT TECHNOLOGIES AND SOLECTRON CORPORATION PROPRIETARY

Contract No. HO32050265
TABLE OF CONTENTS
SECTION I — OPERATIONAL TERMS

Contract No. HO32050265

Contract No. HO32050265
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Contract No. HO32050265

ARTICLE 65 - TITLE TO MATERIAL CONSIGNED BY COMPANY	49

ARTICLE 66 - TITLE TO TOOLS OWNED BY COMPANY	50

ARTICLE 67 - TOXIC SUBSTANCES AND PRODUCT HAZARDS	52

ARTICLE 68 - WAIVER	52
ATTACHMENTS
The following Attachments are hereby made part of this Agreement and incorporated by reference. To the extent there is a conflict between this Agreement and an Attachment, the Attachment shall take precedent.
A.	MANUFACTURING PER UNIT PRICE FORMULA

B.	FLEXIBLE DELIVERY TERMS

C.	COMMERCIAL MATERIAL

D.	DESIGN SERVICES FEES

E.	NEW PRODUCT INTRODUCTION (NPI)

F.	INTENTIONALLY DELETED

G.	RETURN & REPAIR SERVICES

H.	PERFORMANCE METRICS

I.	MWDVBE DEFINITIONS

J.	REQUIREMENTS OBLIGATION

K.	SUPPLY NODE CONSOLIDATION AND TRANSFER COSTS
LUCENT TECHNOLOGIES AND SOLECTRON CORPORATION PROPRIETARY        v

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THIS ELECTRONICS MANUFACTURING SERVICES AGREEMENT (“Agreement”) is entered into as of July 21, 2005 (“Effective Date”) by Lucent Technologies Inc., a Delaware corporation having a principal place of business at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (“Company”) and Solectron Corporation, a Delaware Corporation having a principal place of business at 847 Gibraltar Drive, Milpitas, California 95035 (“Supplier”), by and on behalf of its subsidiaries and affiliates, including but not limited to Solectron Technology Singapore Pte. Ltd., and Solectron Europe BV.
WHEREAS Company desires to purchase from Supplier certain Products, Commercially Purchased Items, and Services, each as defined below. Unless otherwise agreed by the parties in a written addendum to this Agreement, the scope of the Agreement is limited to electronic manufacturing services offered by Supplier including component procurement, manufacturing, design support, NPI activities, order fulfillment and repair. Specifically excluded from the Agreement are products of Supplier’s design offered for sale by Supplier unless such products are incorporated by Supplier into Products sold to Company.
WHEREAS Supplier desires to sell to Company such Products, Commercially Purchased Items, and Services ordered from time to time by Company in accordance with the terms and conditions set forth below.
WHEREAS both parties agree that this Agreement is an as-ordered requirements contract, and that Company has requirements obligation as defined in Attachment J — REQUIREMENTS OBLIGATION but has no minimum dollar or unit volume purchase commitment to Supplier under this Agreement.
NOW THEREFORE, in exchange for mutually beneficial consideration, the sufficiency of which is hereby acknowledged, Company and Supplier agree as follows:
Section I — OPERATIONAL TERMS
ARTICLE 1 - TERM OF AGREEMENT
1.1	The effective period of this Agreement shall commence on the Effective Date and shall, except as otherwise provided in this Agreement, continue in effect thereafter for a period of three (3) years (“Initial Term”). After the Initial Term, this Agreement shall automatically be renewed for successive periods of twelve (12) months each (each a “Renewal Term”). The Initial Term, as it may be extended, is hereinafter referred to as the “Term.” All defined terms are as set forth in individual provisions in this Agreement.
1.2	At any time following the Initial Term, Company may terminate this Agreement upon not less than 90 days prior written notice to Supplier. In such case, Company’s sole liability shall be limited to payment of the amount due under this Agreement. Supplier may terminate this Agreement at any time following the Initial Term upon not less than 365 days prior written notice to Company.
1.3	If a termination notice is delivered pursuant to Article 1.2 or if Company decides to transfer the manufacturing of a Product or Product line from Supplier during the Term of the Agreement, Supplier shall cooperate fully with Company to effect the transfer of the manufacturing of the Products from Supplier to Company, or a third party designated by
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Company, in order to help minimize any potential disruption in the continuity of supply. In the event that such transfer is the result of a termination notice pursuant to Article 1.2 and such transfer is not completed by the termination date pursuant to Article 1.2, the parties shall, acting reasonably and in good faith, agree to continue to cooperate fully to effect the transfer and extend the Term of this Agreement on such appropriate terms as the parties may agree for one or more ninety (90) day periods (the succession of which must be notified to Supplier in writing within 30 days of the expiration of the first ninety (90) day period and within the same timeframe for each period thereafter), until such time as the transfer is completed.

1.4	Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement for events, actions or occurrences prior to such date.

1.5	Parties agree that Agreement No. HO32030018 terminates on the Effective Date.
ARTICLE 2 - BUSINESS RELATIONSHIP
2.1	Company and Supplier acknowledge that a strategic relationship is required in order to insure the ongoing continuity of supply and service to Company’s end customers. To that end, both parties agree to establish a Strategic Alliance Team, which will meet quarterly, coinciding with the Quarterly Performance Review Process, as described in Article 27 QUARTERLY PERFORMANCE REVIEW PROCESS. In addition, Supplier shall appoint a senior operations executive and the parties shall agree on a governance model for managing the relationship including accountability metrics that the senior operations executive shall meet for Company and Supplier.
2.2	Both parties agree that the appointees to the Strategic Alliance Team will have the following expertise: 1) business or sales management, financial management and accounting; 2) process / product engineering; 3) product development and new product introduction; 4) order processing and fulfillment; 5) demand forecasting; 6) materials management; 7) warehousing and logistics (including global trade issues); 8) quality; 9) environmental health and safety; and 10) information systems and e-commerce.
2.3	Parties agree to seek best in class supply chain costs through a total cost of ownership business model that includes operating and capital expenses. Furthermore, both parties agree that it will be the responsibility of the Strategic Alliance Team to establish and document detailed process and information flows, procedures and guidelines applicable to the process management required to facilitate timely delivery of Products, Commercially Purchased Items and Services as described in this Agreement.
2.4	It is the intention of the parties that the relationship between Supplier and Company shall be that of an independent third-party supplier. Neither party intends to create a partnership, joint venture or legal entity of any kind, implied or direct.
2.5	Each party shall be entirely responsible for its own costs associated with participating in the activities described in this Article.
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ARTICLE 3 - PRODUCTS, COMMERCIALLY PURCHASED ITEMS, MATERIAL, AND SERVICES
3.1	The term “Product(s)” means various types of telecommunications equipment including printed circuit board assemblies, wired equipment assemblies, sub-systems, kits, and complete systems of Company’s design and Supplier’s manufacture.

3.2	The term “Commercially Purchased Items” means various types of third party components, cables, cable assemblies and other products for which Supplier adds no value but purchases solely for resale to Company.

3.3	Products and Commercially Purchased Items shall be identified by Company’s part number as defined in the Specifications.

3.4	The term “Material” means the items specified in Company’s bill of material (“BOM”) for each Product.

3.5	The term “Services” means design, engineering, repair, prototyping or other services Company may purchase from Supplier from time to time as described in more detail in Company’s Orders. Supplier shall perform all Services in accordance with the terms and conditions set forth in this Agreement and in accordance with the Service fees shown in this Agreement, or if no Service fees exists, at a mutually agreed to price.

3.6	Company may elect to manufacture on its own behalf and/or purchase from other suppliers the Products, Commercially Purchased Items, or Services of this Agreement subject to the Requirements Obligation defined in Attachment J.

3.7	At no time shall Supplier sell Products or provide Services related to Products to any other customer other than Company except as defined in Article 58 ORDERING COMPANIES AND SUPPLIER ENTITIES. This restriction shall be deemed a continuing obligation after the expiration or termination of this Agreement. For avoidance of doubt, Supplier shall be under no restriction or limitation with regard to performing any services or manufacturing any product for a third party customer of Supplier whose product may have common attributes and similarities to Company Products, or have equivalent form, features and functionality so long as such sales of third party customer product are not “Products” as defined under this Agreement.
ARTICLE 4 - SUPPLIER COMPENSATION
4.1	For Products it is manufacturing as of the Effective Date, Supplier agrees to reduce the price in effect as of the Effective Date by [ *** ] and [ *** ]. Supplier shall propose, for Company’s approval, a financially neutral solution to establish a calendar quarter schedule for the quarter over quarter (QoQ) price reductions. After the price reductions stated above have taken place, Supplier agrees to provide subsequent QoQ price reductions of at least [ *** ] per quarter for the following four quarters and [ *** ] per quarter for the remaining quarters of the Initial Term. All Product price reductions are net of any amounts that the parties have agreed shall be amortized in the price of any Product.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
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4.2	For Products that will be transferred to Supplier during the Initial Term, Company shall provide to Supplier the initial proposed price of the Product and certain to be agreed manufacturing cost data, including the BOM cost, for Supplier to validate the initial price. Should Supplier not agree to Company’s proposed initial price, Supplier shall propose a revised initial price and justification for the change for the parties to negotiate in good faith prior to commencing with the transfer of the Product. Following the transfer, Supplier agrees to reduce the initial price agreed to by the parties by [ *** ]([ *** ] for data networking), and to subsequent reductions of [ *** ], [ *** ] and [ ***] per quarter respectively. The initial price reduction of [ *** ] ([ *** ] for data networking) for a transferred Product shall be effective the date Supplier begins to manufacture and ship the transferred Product from its site. Supplier shall propose, for Company’s approval, a financially neutral solution to establish a calendar quarter schedule for price reductions following the initial price reduction. After the price reductions for the first four quarters have taken place, Supplier agrees to provide subsequent QoQ price reductions of a minimum [ *** ] per quarter for the following four quarters and a minimum of [ *** ] per quarter for the remaining quarters of the Initial Term.
4.3	The QoQ Product price reductions provided in Article 4.1 and 4.2 are not contingent on Company’s buy down of Supplier’s inventory. Any inventory sold by Company to Supplier for use in manufacture of Product will be sold at the then current market value.
4.4	Supplier acknowledges that the [ *** ] and [ *** ] minimum QoQ price reductions outlined in Articles 4.1 and 4.2 may be insufficient for Company to remain competitive and agrees to review with Company, on or about 6 months prior to year 2 and year 3 of the Initial Term, its minimum QoQ price reductions and will negotiate in good faith its QoQ price reduction commitments for years 2 and year 3 consistent with the then current market price erosion curve for the Products.
4.5	Except for new Products priced according to Article 4.8, reductions in the unit cost of the Product realized through: 1) price negotiations with Material vendors whether conducted by Company or Supplier, 2) expansion of approved vendor list (“AVL”) or drop-in component substitutions whether suggested by Company or Supplier unless such suggestion was included in Company’s formalized cost reduction plans but not implemented prior to the Effective Date, 3) reductions in Supplier’s transformation cost, and 4) reductions in Company’s landed cost through Supplier’s efforts are included in Supplier’s agreed to QoQ price reductions in Articles 4.1 and 4.2 and no further incremental Product price reductions will result from these activities unless mutually agreed to by the parties.

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4.6	Company and Supplier will form design for cost reduction teams for each Product line with the objective of meeting market driven target cost for key Products. Company will be responsible for developing target cost roadmaps for key Products based on market price erosion expected in Company’s end market. Design for cost reduction teams will review potential cost reduction ideas for feasibility and identify opportunities for Supplier to perform design services on a project-by-project basis. For each project where the opportunity for Supplier to perform services is significant, the parties shall consider structuring Supplier’s compensation for that project in the form of a sharing of the cost reduction realized from the project (“Gain Share Model”). If parties are not able to agree on the details of a Gain Share Model of compensation for a project, Company may order design services from Supplier for that project in accordance with Article 4.12.
4.7	Except as defined in Article 4.5, all reductions in the unit cost of the Product realized through Company’s engineering efforts will result in a commensurate reduction in the unit price of the Product upon the first calendar quarter following implementation and will be incremental to Supplier’s QoQ price reductions in Articles 4.1 and 4.2. Parties will review expansion of approved vendor list (“AVL”) or drop-in component substitutions included in Company’s formalized cost reduction plans but not implemented prior to the Effective Date and determine which projects will be incremental to Supplier’s QoQ price reductions and which will not.
4.8	For new PCBA Products introduced into manufacturing, the initial Product price will be determined by the return on sales (“ROS”) Per Unit PCBA Pricing Formula defined in Attachment A. Pricing for system level integration of new Products will be determined based on Supplier’s quotation of material only cost and value add for each Product and negotiation by the parties. Price for new Products will be subsequently revised quarterly for the next three calendar quarters based on the formula used to determine the initial Product price. Company will realize all Product cost reductions achieved by Supplier or Company during the first year of manufacture through the quarterly Product price revision process. Subsequent quarterly Product price reductions following the first year of manufacture will be determined based on the then QoQ price reduction in effect for that Product line. Supplier shall submit PCBA Product pricing to Company in accordance with Company’s timeline for quarterly price administration and in the form of the Per Unit PCBA Pricing Formula and a budgetary Product BOM based on expected weighted average cost of Material to be used in the quarter. Any deviations from or adjustments to the Per Unit PCBA Pricing Formula will be by mutual agreement of the parties.
4.9	Any increase in Material price that is above normal market price due to Material shortages or allocations shall be absorbed by Supplier unless such Material shortage or allocation is caused by Company’s request for Product above the Forecast and upside limits in any applicable Flexible Delivery Arrangement and the increase in Material price is incurred with Company prior approval. Any such Material price increase for which Company is responsible shall be invoiced at cost from Supplier to Company monthly on a per Material basis. The parties agree to mutually determine, on a monthly basis, which components, if any, are in a shortage or allocation condition and further, what impact such a status may have on the pricing terms for Products or Services Supplier agrees to provide to Company.
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4.10	In no event will Product price be increased for any additional labor expense, including but not limited to overtime, Supplier may incur to meet Company’s request for Product without Company’s written approval.
4.11	The parties shall agree on Supplier’s mark-up of Commercially Purchased Items on a case-by-case basis.
4.12	Company may from time to time submit to Supplier requests for proposals to perform the Services described in Article 3.5. Supplier shall promptly provide quotations for such requests for Services and include in its quotations such information as a statement of work, milestones, deliverables, and method of compensation. Company and Supplier shall negotiate in good faith the fees, where such fees do not already exist in this Agreement, to be reflected in an Order for such Services and any additional terms and conditions prior to the commencement of any work by Supplier.
4.13	Non-Recurring Engineering (“NRE”) charges shall be invoiced at Supplier’s agreed upon fees for such Services and in accordance with Article 53 INVOICING FOR SERVICES. If Supplier subcontracts any NRE Services to a third party, Supplier shall invoice Company for the actual costs from the third party with no additional markup by Supplier, unless Supplier adds tangible and additional value to the Services performed by such third party.
4.14	Parties agree to establish a pay for performance program for delivery and quality performance promptly after the Effective Date.
ARTICLE 5 - PAYMENT TERMS
5.1	Unless agreed to otherwise by the parties in writing, payment terms shall be on or about [ *** ] days from the date of the Supplier’s undisputed invoice.
ARTICLE 6 - PURCHASE ORDERS
6.1	The parties contemplate that Company will place Orders from time to time. This Agreement shall supplement the terms and conditions in the Orders, excluding the pre-printed terms and conditions found on the reverse side of Company’s Orders, which shall be deemed deleted. Each Order may set forth the terms and conditions reflecting business requirements unique to a particular ordering location. Should there be a conflict between the terms of this Agreement and the terms of an Order, the terms of this Agreement shall prevail.
6.2	During the Term of this Agreement, Supplier agrees to accept all Orders and Order Changes that conform to: 1) the parties’ agreements on Product Forecast, Flexible Delivery Arrangements and lead-times, and 2) the terms and conditions of this Agreement. If Company’s Order or Order Change does not conform to the parties’ agreements on Product Forecast, Flexible Delivery Arrangements and lead-times, Supplier shall acknowledge such Order or Order Change with a delivery date based on reasonable commercial efforts within five (5) business days. If Supplier rejects any Order or Order Change for nonconformance to the terms and conditions of this Agreement, Supplier shall do so in a written notice to Company within five (5) business days from the actual date of receipt of the Order or Order

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Change issuance, stating the reason for the rejection; otherwise, such Order or Order Change shall be deemed to have been accepted by Supplier, as of the fifth (5th) business day after Supplier receives such Order or Order Change.

6.3	Notwithstanding any other provision of this Agreement, an Order placed by an international ordering Company on Supplier or Supplier’s affiliates may incorporate terms and conditions necessary to meet local country legal or business requirements so long as such local country terms and conditions are agreed to by the parties in writing. In the event of a conflict between any local country ordering terms and conditions and the terms of this Agreement, the local country terms and conditions will prevail.
6.4	Company may at any time during the progress of Supplier’s manufacture of a Product, performance of a Service, and/or supply of a Commercially Purchased Item request additions, deductions or deviations (all hereinafter referred to as “Order Changes”) from the Product, Commercially Purchased Item and/or Service ordered. All Order Changes must be agreed to by the parties in writing and include any agreed upon price or schedule changes (also reduced to writing), which shall be determined in parallel to any execution of an agreed upon Order Change.
6.5	Company may at any time terminate an Order without cause for any Product or Commercially Purchased Item, in whole or in part, upon written notice to Supplier. Upon notice of Order termination, Supplier agrees to stop all work being performed on the terminated Order consistent with the quantities on the Order being terminated. Unless otherwise specified in this Agreement, Company’s sole liability to Supplier with respect to such terminated Order shall be as set forth in Article 10 EXCESS FINISHED GOODS AND WORK IN PROCESS INVENTORY and Article 11 EXCESS UNIQUE RAW MATERIAL INVENTORY. Company agrees to work with Supplier to determine the most logical stopping point for Product in WIP.
6.6	Company may at any time terminate an Order for Services without cause, in whole or in part, upon written notice to Supplier. In such case, Company’s liability shall be limited to payment of the amount due for the Services including any materials purchased or which have been ordered by Supplier and are non-cancelable or non-returnable up to and including the date of termination (which amount shall be substantiated with reasonable proof to Company) and no further Services pursuant to such terminated Order will be rendered by Supplier. Such payment by Company shall constitute a full and complete release and discharge of Company’s obligations. In no event shall Company’s liability exceed the price identified in the applicable Order for the Services being terminated.
6.7	Unless otherwise specified in writing by Company, upon termination of an Order for Services, Supplier shall promptly return all appropriate Company Information, all completed work, or partially completed work, along with all related supporting documentation, notes, source code and other deliverables related to the terminated Order to Company. Company shall reimburse Supplier for reasonable costs to return such items with Company prior approval of such costs. Notwithstanding anything to the contrary in the foregoing, the termination of any Order for Services will not impact either party’s continuing obligations under this Agreement which shall remain in full force and effect until otherwise terminated pursuant to the applicable termination rights contained in this Agreement.
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ARTICLE 7 - CAPACITY PLANNING AND PRODUCT FORECASTING
7.1	Supplier agrees, throughout the Term of this Agreement and at no additional cost to Company, to work with Company to transfer manufacturing of the Products in accordance with Attachment K — SUPPLY NODE CONSOLIDATION AND TRANSFER COSTS and maintain a level of Product manufacturing capacity and flexibility that is consistent with Company’s business requirements. Supplier shall be fully responsible for providing and maintaining all fixtures, tooling, equipment and related items (collectively referred to as “Tooling” or “Tool”) in support of Company’s production requirements unless the parties agree that the Tooling is unique to the manufacture of Company’s Products. Supplier shall notify Company of any unique Tooling requirements prior to manufacturing new Product as either prototypes or production samples, whichever occurs first, and Supplier shall provide Company a written quote for such unique Tooling requirements. If Company agrees that the Tooling is unique Tooling, then Company shall, at its option and cost, either consign the unique Tooling to Supplier or authorize the Supplier in writing to purchase the unique Tooling. If the Supplier purchases the unique Tooling, the purchase price of the unique Tooling shall, unless otherwise agreed to by the parties, at Company’s option be either 1) amortized over a 3 year period in the unit cost of the Product if the price of the unique Tool is greater than $5,000.00; or 2) charged by Supplier to Company as a separate billable non-recurring engineering charge for which Company shall issue an Order to Supplier. Title for Tooling paid for by Company shall transfer to Company per Article 66 — TITLE TO TOOLING OWNED BY COMPANY. For the cost of any unique Tooling amortized and not paid for during the Term of the Agreement, the unpaid portion shall be paid for by Company upon termination of the Agreement. For any unique Tooling used for a Product which Company deletes from this Agreement, if the cost of such unique Tooling has been amortized and not been paid for at the time Company deletes the Product, the unpaid portion shall be paid for promptly upon deletion of the Product.
7.2	For the Term of this Agreement, Supplier agrees to maintain in working condition any unique Tooling purchased by Supplier or consigned by Company performing all routine and other maintenance including reasonable calibration as may be required in order to maintain the unique Tooling at the same level of functionality as when Supplier purchased or Company consigned such unique Tooling. Notwithstanding the foregoing, Company and Supplier will review costs for unique Tooling repair and any extraordinary calibration requirements for new Products prior to Supplier incurring such costs and the parties will discuss, in good faith, the allocation and or reimbursement of such costs. During the Term of this Agreement, Supplier shall not sell unique Tooling purchased by Supplier to any third party without the prior written consent of Company, and Company shall always have the right of first refusal to purchase the unique Tooling at the net book value thereof. Company shall reimburse Supplier for reasonable shipping and other costs incurred by Supplier to decommission, prepare and ship to Company any unique Tooling purchased by Supplier or consigned by Company.
7.3	Company will use reasonable commercial efforts to provide to Supplier, at a minimum, a rolling 6-month forecast. The forecast will be updated periodically and tied to Company’s demand planning process for all Products required under this Agreement (the “Forecast”), and Supplier shall acknowledge delivery capability as called for in the forecast documents or firm Orders placed by Company. The parties will mutually agree as to the definition supplied within the Forecast (i.e. weekly or monthly schedules). Except as otherwise provided for in
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the terms of any Flexible Delivery Arrangement agreed to by the parties, all Forecasts, whether for use by Supplier or Supplier’s Material vendors, are for planning purposes only and do not constitute a commitment to purchase by Company except for the liability as set forth in Article 10 EXCESS FINISHED GOODS AND WORK IN PROCESS INVENTORY and Article 11 EXCESS UNIQUE MATERIAL INVENTORY. The Forecasts at the Product level are Company confidential pursuant to Article 37 CONFIDENTIAL INFORMATION and may not be shared with a third party without prior written approval of Company, such written approval not being necessary with regard to Material vendors on Company’s Approved Vendor List (“AVL”).

7.4	As part of Company’s and Supplier’s supply chain management process, Supplier agrees to provide Company’s Forecast at the Material item level including sub assemblies to all third party Material vendors that are required to provide Material to support the timely manufacture of Company’s Products by Supplier. In addition, Supplier will use reasonable commercial efforts to establish with each Material vendor delivery intervals, inventory stocking levels, and ordering flexibility arrangements appropriately aligned with Company’s Forecast, delivery lead time, inventory stocking levels and ordering flexibility arrangements required of Supplier. Company agrees to use reasonable commercial efforts to work with and support Supplier in establishing the foregoing including implementing Flexible Delivery Arrangements with suppliers of high cost, non-cancelable non-returnable Company Managed Material. At Company’s request, Supplier shall provide Company with reports originated from Supplier’s Material ordering and forecasting systems in order to show evidence that Supplier is satisfactorily meeting these requirements.
7.5	Company shall use commercially reasonable efforts to advise Supplier promptly if a Product is scheduled for end-of-life designation. Upon receipt of such notice, the parties shall work together to prepare an end-of-life plan, which shall include arrangements to compensate Supplier for all non-used and non-cancelable/non-returnable Material, work-in-process, and finished goods Products, consistent with Articles 10 and 11 below.
ARTICLE 8 - DELIVERY, FLEXIBLE DELIVERY ARRANGEMENTS, AND LATE DELIVERY
8.1	Supplier will purchase Material, manufacture Product, maintain Product inventory and ship Product based on the Forecast and the flexible delivery terms outlined in Attachment B including safety stock levels of Material, work-in-process and/or finished goods and upside flexibility limits (collectively the “Flexible Delivery Arrangements”). Company shall provide Forecast and blanket Orders for each Product subject to a Flexible Delivery Arrangement.
8.2	Supplier agrees to create regional stocking locations as required to provision orders that meet market lead time requirements subject to agreement on cost and terms.
8.3	Supplier agrees that all Forecasts provided by Company in relation to a Flexible Delivery Arrangement are for planning purposes only and shall not be deemed a commitment by Company except for the liability as set forth in Article 10 EXCESS FINISHED GOODS AND WORK IN PROCESS INVENTORY and Article 11 EXCESS UNIQUE RAW MATERIAL INVENTORY. Supplier shall use commercially reasonable efforts to satisfy Company’s Product requirements that may be in excess of any delivery flexibility or Forecast change limits agreed to by the parties under a Flexible Delivery Arrangement
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8.4	For Products or Commercially Purchased Items not subject to a Flexible Delivery Arrangement, Supplier and Company shall agree on a delivery interval or lead-time. For the purposes of evaluating Supplier’s delivery performance against lead-time, it is understood by the parties that lead-time is measured from the time Company’s Order is received by Supplier until the time the conforming Product or Commercially Purchased Item is delivered to Company’s designated ship-to location. Supplier agrees to use commercially reasonable efforts to promptly notify Company of any foreseeable condition that would affect Supplier’s ability to meet the lead-time. Products or Commercially Purchased Items may be delivered by Supplier to Company up to three (3) days early and zero (0) days late.
8.5	In the event of Supplier’s failure to deliver conforming Product within the time frame agreed to between the parties in this Agreement or an Order placed pursuant to this Agreement, Company shall have the right to: (a) cancel such Order or (b) extend such delivery time frame to a later date, subject, however, to the right to cancel as in (a) preceding, if delivery is not made or performance is not completed on or before such extended delivery date. If Supplier is unable to meet the acknowledged delivery date(s) set forth in an Order using the method of transportation set forth in the Order, Supplier shall be responsible for paying all premium transportation costs necessary to deliver the requested Product to Company by the acknowledged delivery date(s) indicated in the Order or as soon thereafter. This paragraph shall not apply during the time Supplier’s failure to deliver is caused by one or more of the following provided Supplier has promptly notified Company in writing on the existence of such condition and the impact on delivery: 1) industry allocation or shortages; 2) Company initiated Engineering Change Orders; 3) non-performance of vendor, directed as purchasing source by Company, when Supplier has demonstrated proper execution of Manufacturing Resource Planning (“MRP”) and commercially reasonable efforts to follow-up with vendor; 4) Company’s failure to perform its obligations under this Agreement including delivering accurate Forecasts; and 5) transportation delays caused by a Company designated carrier.
8.6	Supplier agrees to promptly notify Company’s buyer, as identified on the Order, of any foreseeable condition that would affect Supplier’s ability to meet the acknowledged delivery date or lead-time. Supplier’s compliance with the foregoing does not relieve Supplier of the delivery performance requirements or other conditions set forth in this Article 8.
ARTICLE 9 - TRANSFER TITLE AND RISK OF LOSS, DELIVERY POINT AND SHIPPING
9.1	Title and risk of loss and damage for Product shall transfer to Company when Supplier has delivered the Product to Company’s specified carrier at the delivery point unless otherwise agreed to in writing between the parties.
9.2	Unless otherwise agreed in writing between the parties, the delivery point for Product shall be FCA (Incoterms 2000) from agreed upon Supplier’s manufacturing or service facility. Unless otherwise agreed to by the parties, Supplier will be exporter of record and Company will be importer of record for international shipments requiring import/export.
9.3	Unless otherwise specified in an Order, Supplier shall: (1) ship the Order complete; (2) ship to the destination designated in the Order; (3) ship according to routing instructions designated in the Order; (4) place the Order number on all subordinate documents; (5) enclose a packing memorandum with each shipment, encase the packing memorandum in a moisture proof pouch or holder, place the packing memorandum on the side of the shipping container, and if multiple containers, place it on the first container and, when more
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than one package is shipped, identify the package containing the memorandum; and (6) mark the Order number on all packages and shipping papers.

9.4	The following information shall be placed on all packing memorandums: (1) Supplier’s name; (2) address of shipping location; (3) Order number; (4) Order item or line number; (5) Company’s Comcode as stated on the Order; (6) Product or Commercially Purchased Item description as stated on the Order; (7) quantity shipped; (8) unit of measure as stated on the Order; (9) end customer order number, end customer spec/req number, and end customer item number when identified on the Order; (10) carrier and shipper’s reference number/bill of lading, and (11) if required by law in the destination country, a list of all serial numbers for Product or Commercially Purchased Item shipped.
9.5	Company shall provide packing instructions. Supplier shall consolidate all Orders with the same service level going to the same address on the same day and ship in accordance with the routing instructions given by Company or Company’s authorized agent. Shipping and routing instructions may be altered by Company in writing which Supplier shall use reasonable commercial efforts to comply with. If Supplier does not comply with Company’s shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier) any increased, documented costs incurred by Company as a result of Supplier’s noncompliance, such deduction, if any, to be mutually agreed upon in advance of such off-set or charge back. Company shall not exercise its rights under this paragraph if Company failed to provide Supplier timely information in order to comply with this Article 9.5; if Company is responsible for providing Supplier imprecise or inaccurate information resulting in a delayed or incorrectly shipped Product delivery; or if such shipping and routing instructions are modified by Company outside a two (2) business day window in advance of shipment; or where a good faith dispute exists as to the legal sufficiency of the requirements called for by Company to ship Products through various third countries outside of the U.S.
9.6	Supplier will provide resources to interface and coordinate domestic and international shipment activities with Company and/or Company’s authorized agent. In addition, Supplier will work with Company to reduce Company’s logistics costs through collaboration on logistics strategy and freight consolidation.
ARTICLE 10 - EXCESS FINISHED GOODS AND WORK-IN-PROCESS INVENTORY
10.1	On a monthly basis, Supplier shall identify to Company, Product in Supplier’s finished goods inventory (“FGI”) that is either in the dollar aggregate in excess of [ *** ] of supply or is aged more than [ *** ] at an item level. Product includes PCBA’s and other sub-assemblies that Supplier has performed all necessary manufacturing operations and is ready to ship to Company. In addition, Materials and subassemblies with a unit price of $500.00 or greater and held in Supplier’s direct fulfillment phase of manufacturing for final manufacturing steps shall be considered FGI for the purposes of this Article 10.1.

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Such FGI, as defined in this Article 10.1, shall be considered “Excess FGI” provided that it was the result of Company’s complete or partial termination without cause of an Order, change in Specifications, Engineering Change Order, or change in Forecast and was manufactured consistent with Supplier’s manufacturing cycle times and the delivery requirements of Company’s Orders and Flexible Delivery Arrangements. [***] of supply as used in this Article 10.1 will be determined by [***].

10.2	Upon Supplier’s notification to Company of Excess FGI, Supplier shall provide documentation as reasonably requested by Company that Supplier manufactured the Excess FGI consistent with the Supplier’s manufacturing interval and Company’s delivery requirements. Supplier shall, immediately following notification of Excess FGI, take the following steps to mitigate Excess FGI that is identified in Supplier’s report as reasonably requested by Company:
a)	attempt to reconfigure the FGI to fulfill Orders and Forecasts for other Products; and
b)	attempt to use the FGI to meet repair demand.
Within 5 calendar days, Supplier will provide Company documentation on its mitigation efforts and Company, within two (2) calendar weeks from date of initial notification of Excess FGI, will issue Orders for a sufficient dollar volume of Product to reduce the overall finished goods inventory to [***] supply and issue Orders for any items that have aged more than [***]. Aggregate Excess FGI value will be calculated after deducting Order value of any [***] aged inventory. Pricing for Excess FGI shall be in accordance with Article 4.1 SUPPLIER COMPENSATION. Supplier will follow Company’s instructions for the disposition of Excess FGI. Company may decide to consign Excess FGI that was purchased from Supplier and Supplier agrees to store such consigned Excess FGI. Company will pay Supplier a fee of [ *** ] percent per month, prorated weekly but billed monthly, for any consigned Excess FGI. This consigned Excess FGI will be identified separately from normal FGI. Supplier agrees to use consigned Excess FGI to fulfill Company’s demand prior to use of normal FGI.

10.3	Prior to a Product transfer to another manufacturing location, Company and Supplier will agree on a plan that addresses the sharing of all transfer costs and specific liability associated with the creation of a transfer inventory buffer. In the absence of a comprehensive plan that addresses transfer buffer inventory costs and liability the following criteria will take effect:
a)	if the transfer is Supplier-initiated (e.g. plant closure), then no cost associated with the transfer buffer is passed to Company;

b)	if the transfer is jointly initiated, then the transfer buffer cost will be shared 50:50; and

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c)	if the transfer is Company-initiated, then the transfer buffer cost will be fully borne by Company.
Transfer buffer inventory is defined as the planned finished goods inventory (“FGI”) that is greater than [***] demand that is planned to buffer a product transition from one site to another. Company and Supplier will establish the buffer inventory requirements prior to the transfer. The cost of transfer buffer inventory will be calculated monthly as follows: ((beginning transfer inventory plus ending transfer inventory)/2) X [ *** ].
At the end of the transfer period, unconsumed FGI created as a result of a joint or Company initiated transfer will be treated as normal FGI and will then fall under the standard rules covering Excess FGI. Unconsumed FGI that was created as the result of a Supplier initiated transfer and which did not appear on Company forecasts will be the responsibility of Supplier, except that Company shall be responsible for any unconsumed FGI that represents safety stock incremental to the requirements of the transfer period plus [***] Supplier created at Company request.
ARTICLE 11 - EXCESS UNIQUE RAW MATERIAL INVENTORY
11.1	At the end of every calendar quarter, Supplier shall identify to Company, Unique Material in Supplier’s inventory that is in excess of [ *** ] of supply. Such inventory shall be defined as “Excess Unique Material Inventory” provided that it was the result of either Company’s complete or partial termination without cause of an Order, a change in Specifications, an Engineering Change Order, discontinuance of a Product or a change in Forecast; and was purchased by Supplier consistent with the vendor’s lead-time and the delivery requirements of Company’s Orders and Flexible Delivery Arrangements. Supplier shall calculate days of supply of Unique Material Inventory at the item level based on the Unique Material requirements necessary to support Company’s current Forecast.

Unique Material is defined as all Material that is not identified in Attachment C. Company and Supplier shall review first tier system level Product BOMs on an annual basis to determine what changes, if any, should be made to Attachment C. Any Material that is not Unique Material will be designated as Commercial Material. Supplier shall have all liability for Commercial Material. The effective date of Attachment C shall be the day of the first calendar quarter following the Effective Date of this Agreement. Until Attachment C is effective, Material will be considered Unique or Commercial based on the parties designation prior to the Effective Date. In the event Material was not determined to be Unique or Commercial prior to the Effective Date, it shall be deemed Unique until the day of the first calendar quarter following the Effective Date.
11.2	Upon Supplier’s notification to Company of Excess Unique Material, Supplier shall provide documentation as reasonably requested by Company that Supplier purchased the Excess Unique Material consistent with the Material vendor’s lead-time, Company’s delivery requirements, and has acted diligently and timely in its attempt to mitigate the Excess Unique Inventory. Supplier shall, for 30 days following notification above, continue to take the following steps to mitigate Excess Unique Material that is identified in Supplier’s report as reasonably requested by Company:

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a)	attempt to utilize Excess Unique Material for other Products manufactured for Company;
b)	attempt to utilize Excess Unique Material for products manufactured for Supplier’s other customers subject to Company’s prior written approval not to be unreasonably withheld;

c)	attempt to cancel and/or return Excess Unique Material to the original vendor for full purchase value where contractually possible; and

d)	attempt to mitigate Excess Unique Inventory by identifying such inventory on Company’s supply chain portal and selling any requested inventory to portal participants.
At the end of the 30 day mitigation period above, Supplier will provide documentation of its mitigation efforts and Company will provide Supplier within 15 days an Order to purchase Excess Unique Material Inventory. Pricing for Excess Unique Material shall be in accordance with the current costed BOM. For Material purchased by Company that is identified as Obsolete Material, Company will also pay a cost of acquisition fee determined by the Material Markup identified in the Manufacturer Per Unit Pricing Formula shown in Attachment A. Obsolete Material shall be defined as Excess Unique Material that has no demand within the forecast horizon.

11.3	Supplier shall follow Company’s instructions for the disposition of any Excess Unique Material Inventory after purchase by Company. Should Company request Supplier to ship such purchased Excess Unique Material Inventory to Company or Company’s designated third party, Company shall pay Supplier a [ *** ] cost of acquisition fee. Should Company request that Supplier store such purchased Excess Unique Material Inventory, Supplier agrees to store such Excess Unique Material Inventory for Company at a fee of [***] per month of the Material cost. In the event Supplier has a future need for any Unique Material for which Company has communicated to Supplier is available from Company, Supplier agrees to purchase such Unique Material from Company, at the current costed BOM price, prior to taking delivery of additional Unique Material from a third party vendor.
ARTICLE 12 - MATERIAL PROCUREMENT BY SUPPLIER
12.1	Supplier shall only purchase Material from vendors listed on Company’s Approved Vendor List (“AVL”) or the vendors franchised distributors for the manufacture or repair of Products unless otherwise agreed to in writing. Company and Supplier shall mutually agree upon vendor quality and component engineering requirements promptly after the Effective Date.
12.2	Prior to the manufacture of any new Products for Company by Supplier, Company shall provide Supplier a Product BOM that will include Material identification information; approved Material vendors; and, at Company’s option, any Material pricing negotiated by Company (“Company Managed Material”). Supplier shall provide Company an itemized costed BOM showing Supplier’s best-negotiated price for all BOM items Company has not provided Supplier with a Material price (“Supplier Managed Material”). Supplier’s purchase of Material at Company negotiated prices is subject to the following conditions:

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(a)	Supplier shall use Material purchased at Company negotiated prices only for the manufacture or repair of Product sold to Company under this Agreement except for mitigation of Excess Unique Material defined in Article 11.3.

(b)	Supplier shall establish the terms and conditions of purchase for Company Managed Material and Supplier Managed Material. If requested by Supplier, Company shall use reasonable commercial efforts to work with and support Supplier in its negotiations of terms and conditions of purchase and Flexible Delivery Arrangements with the vendors of Company Managed Material including, at Company’s discretion, Company’s participation in the negotiations.

(c)	Supplier shall hold in confidence any and all information related to Company’s purchase agreement(s) with the Material vendors, including, but not limited to, technical information, forecasts and Company’s prices. Supplier hereby agrees to use such information only for the purpose of fulfilling its obligations under this Agreement. Supplier will use best efforts to share such information only with employees and authorized representatives with a need to know and will instruct such individuals regarding their obligation to maintain such information as confidential and as the sole property of Company.

(d)	Supplier acknowledges and agrees that Company may at any time withdraw its authorization from Supplier to purchase said Material as described herein.
12.3	Supplier is authorized to purchase Material and Commercially Purchased Items consistent with the applicable Material lead-times and the delivery requirements of Orders and Flexible Delivery Arrangements. Supplier shall use reasonable commercial efforts to minimize lead times for Material and Commercially Purchased Items in order to minimize Company’s liability pursuant to Article 11 EXCESS UNIQUE MATERIAL. Supplier shall also take all reasonable commercial steps to manage the ordering, delivery and stocking of Material and Commercially Purchased Items in a manner that will minimize the potential levels of Excess Inventory as described in Article 11. Supplier shall provide Company every quarter a listing of Material lead-times in excess of eight (8) weeks and lead -time reduction plans.
12.4	Supplier agrees to implement a First In First Out (“FIFO”) inventory system. Supplier shall monitor this FIFO inventory system to ensure the Material purchased and received first by Supplier shall be the Material consumed first during the manufacture of Products.
12.5	Supplier shall be responsible for communicating requirements for and receiving and tracking of product change and manufacturing discontinuance notices from manufacturers of Material and Commercially Purchased Items in accordance with Company’s Specification CDOC-L3-103 Issue 1 dated June 10, 2005 titled “Lucent Technologies PCN Requirements for EMS Partners and Suppliers.” Supplier shall forward all such notices to Company by email at pcn@lucent.com. Any changes to Specification CDOC-L3-103 will be processed through the Engineering Change Order process provided in Article 20.3 below.
12.6	In the event Supplier receives a manufacture discontinuance notice for a Material item or a Commercially Purchased Item and the item being discontinued does not have a replacement or substitute approved by Company prior to the last time buy date from the manufacturer, Supplier agrees to purchase and store such discontinued item during the Term of this
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Agreement at a quantity specified in writing by Company. Supplier’s aggregate amount of discontinued Material on hand shall not exceed [ *** ] of the dollar value of all Material, work-in-process and finished goods inventory on hand. Company will maintain this limit by purchasing, from Supplier on a quarterly basis, discontinued Material inventory over this [***] at the price paid by Supplier. A handling fee to be agreed upon by the parties shall be added to the price of the discontinued inventory purchased by Company from Supplier if the discontinued inventory is not usable by Supplier. Supplier shall store any discontinued inventory purchased by Company at a fee of [ *** ] of the inventory value per month. At the expiration or termination of this Agreement, Company shall purchase from Supplier any discontinued Material inventory Supplier owns and purchased at Company instruction.

12.7	Prior to ordering Material from a third party vendor to support the manufacture of Products by Supplier for Company or on a reasonable commercial efforts basis the manufacture of products for Supplier’s other customers, Supplier agrees to first purchase at mutually agreed to price and 45 day payment terms any equivalent Material that is owned by Company or Company’s vendors, and Company has communicated to Supplier is for sale to Supplier.
12.8	Supplier agrees to provide to Company, on a quarterly basis, electronic and/or written reports, the format and content of which shall be agreed upon by the parties, which demonstrate Supplier’s total volume of actual purchases of Material that are based upon Company’s BOM and utilized in the manufacture of Product. This report shall also include, but not be limited to, a complete listing of the Material purchased by Supplier, quantities purchased by Supplier from the Material vendors including the budgetary prices, and the Material prices charged to Company identified by Product identification and/or Order.
ARTICLE 13 - EMERGENCY BACKUP MANUFACTURING PLAN
13.1	Supplier will, within one hundred twenty (120) days after the Effective Date, provide to Company an emergency manufacturing backup plan for those facilities for which no emergency backup manufacturing plan has previously been provided by Supplier to Company. Such emergency backup manufacturing plan, following a catastrophic event, Force Majeure Condition, or any other condition in which Supplier will be unable to produce and ship Product to meet Company’s requirements for at least thirty (30) days, would allow Supplier to manufacture and ship the impacted Product in a commercially reasonable and timely manner from one or more of its other manufacturing facilities upon the written approval of Company.
13.2	The relevant emergency backup manufacturing plan(s) will be reviewed and modified by mutual agreement of the parties, as necessary from time to time.
13.3	In the event that the emergency backup manufacturing plan fails its essential purpose, the Company may at its option, terminate this Agreement or Order (with respect to the Product identified in the Order and affected by such delay or failure) at no charge, and/or exercise any other rights and remedies it may have, pursuant to this Agreement and at law or at equity.

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     ARTICLE 14 - DESIGN, NEW PRODUCT INTRODUCTION AND ENGINEERING SERVICES
14.1	Parties agree to develop a process to review opportunities for Supplier to provide design services to Company through joint opportunity assessment and process for scope of work evaluation with goal of reducing Company’s design expenses. Supplier shall establish a virtual lab in its Shanghai location with investment in design and test capabilities linked with specific design services to be provided to Company at mutually agreed to cost and performance levels.
14.2	At Company’s request, Supplier agrees to provide new production introduction services as defined in Attachment E — NEW PRODUCT INTRODUCTION including but not limited to dedicated engineering and project management resources to perform DFx reviews, development of assembly and test instructions and production of prototype units to support the timely development, design and introduction of new products. Supplier compensation for performing activities such as DFx reviews, developing assembly and test instructions and similar type manufacturing assistance is included in Supplier’s prices for production of models and prototypes.
14.3	Parties agree to form design for cost reduction teams for each Product line with a goal of achieving market based target costs for key Products. Parties will develop a process to jointly assess opportunities and scope of work evaluation for Supplier to provide value engineering services. Reductions in Product cost due to Supplier value engineering activity will be shared between the parties based on a “gain share formula” to be agreed upon prior to the commencement of value-engineering services.
ARTICLE 15 - QUALITY
15.1	Specifications — Supplier will provide Products in accordance with specifications defined in this Agreement and as provided to Supplier by Company from time to time for the design, and manufacture of the Product including but not limited to bills of material, approved vendor lists, schematics, assembly drawings, test programs and instructions, quality requirements, packaging requirements and statements of work (“Specifications).
15.2	Product Plan — The “Product Plan” contains Company Product family quality and data reporting requirements. Supplier must establish internal process controls to meet Company requirements as set forth in the Product Plans and agreed by the parties.
15.3	ISO and TL Requirements — Supplier will obtain and maintain certifications for ISO 9001:2000 and TL9000 registered by an accredited registrar for all of Supplier’s operations which contribute to the design, development, production, delivery and repair service of Product. For those Supplier sites engaged in manufacturing services to Company and not currently certified to these standards, Supplier will provide a timeframe to complete certification that is acceptable to Company. Type of TL9000 certification (e.g., TL9000-H, TL9000-H,S etc.) will be based on the Products and Services provided by Supplier. When requested, Supplier will furnish subsequent to each re-certification or surveillance audit, a copy of the quality plan and periodic audit documentation including the result report of internal ISO/TL audits. Supplier shall provide TL9000 metrics on a monthly basis, by location and Product category as requested by Company. Supplier and Company will work cooperatively to identify and implement any ISO and TL requirements for Supplier’s key subcontractors. Exceptions to Article 15.2 will be at Company’s discretion.
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15.4	Quality Audits — Supplier agrees to allow on-site quality management system type audits (e.g. ISO 9001, ANSI/ESD 20.20 or equivalent, Lucent Supplier Capability Assessment (“LSCA”) and TL 9000) as well as on-site manufacturing process evaluations by Company or Company’s designated representative. All on-site visits shall be at Supplier’s and its subcontractor’s locations that supply Product, Material, or Services used in Company’s final Product. The timing of such on-site visits is at Company’s discretion, with a minimum two (2)-week notification period except in those situations in which Company has identified a quality problem that would prohibit Company or Supplier from shipping Product. Supplier agrees to implement and report the status of a Corrective Action Plan (“CAP”) for all unacceptable issues within an agreeable time frame. Supplier shall agree to have an improvement program in place, which will allow it to attain and maintain acceptable ratings (for LSCA a rating of “preferred” with no elements unacceptable or conditional) or equivalent on all quality management system elements as agreed to by Company and Supplier.
15.5	Source Inspection — Supplier shall permit Company, at Company’s discretion, to inspect and test Product at Supplier’s location (“Source Inspection”). If the Product inspection performance results do not meet Company’s reasonable expectations after a period of time or the number of lots inspected as specified in the Specifications, the cost of continued Source Inspections shall be borne by Supplier subject to Supplier’s reasonable approval of such source inspector and costs prior to the Source Inspections. Source Inspections paid for by Supplier may be discontinued or reinstated, dependent upon the shipped Product quality level, at the reasonable discretion of Company.

Supplier shall allow Company’s customer(s) to conduct onsite evaluations of Company’s Product, or allow for inspection of Company’s Product by Supplier or Company, given Company’s customer inspection requirements.
15.6	First Article Inspection — Supplier shall perform a first article inspection and prepare a first article inspection report when mutually agreed to by the parties. First article inspections may be requested whenever a Product goes through one or more of the following stages at Supplier’s location: Specification issue change, Material change, manufacturing location change, new Material incorporated into Product or new Material Supplier added to the AVL, and at Company’s discretion for a process change or a Tooling change. Supplier shall show the Comcode, Specification Issue #, and Order number on the top of the first page of the first article inspection report. The report should identify the specification element being verified, the allowable tolerance, and the actual measurements. The first article inspection report is to be sent to Company’s designated representative for approval prior to shipment of the Product.
15.7	Production Samples — Prior to Product production approval, Supplier shall make available (on-site at Company’s discretion and at Company’s request), a minimum quantity of sample Product produced in a continuous run on permanent manufacturing equipment to Company’s designated representative for examination and subsequent approval by Company. Supplier shall not make any shipments under an Order prior to approval of said sample production units by Company. Unless otherwise specified in this Agreement, the sample production units shall be retained and title shall vest in Company upon delivery. These samples will be supplied under an Order issued by Company
Supplier is expected to inspect sample production units to all applicable Specifications, and then to provide this information, along with a certificate of compliance, to Company. If the
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sample production units do not comply in all respects with the agreed to Specifications, Supplier shall submit additional production units for approval. If Supplier does not submit additional production units that comply with the Specifications within the time frame specified in the date of Company’s written notification to Supplier, Company shall have the right to terminate any Orders for such Product without any cost or charge to Company except for Supplier’s costs for Unique Material and unique Tooling to perform the Order.

15.8	Product and Manufacturing Quality — The requirements defined in the latest issue of Company Specification X-21284 Issue 4 dated March 21, 2001 entitled “Lucent Technologies End Point Requirements for Soldered Electrical and Electronic Subassemblies” apply to all Products and Services unless there exists a conflict with Product or Services specific Specifications, then such Product or Services specific Specifications as applicable shall prevail. Any changes to Specification X-21284 Issue 4 dated March 21, 2001 will be processed through the Engineering Change Order process provided in Article 20.3 below.

Supplier commits to establishing verification points throughout its manufacturing and repair process to validate through visual and mechanical inspections, tests, and with the use of statistically valid sampling plans (e.g., per ANSI/ASQC Z1.4 and Z1.9-1993), that Product conforms to the Specifications and standards of acceptable workmanship. Supplier shall report inspection, test and repair data per the latest issue of Company’s Specifications titled “MTRAP Data Collection Requirements” Issue 9, dated August 4, 2004 and “E-1025 DCF Test Data Format Standard Reference Issue 6.0, which are available on Company’s SCN Portal <<http://scportal.lucent.com>>. Any changes to these Specifications will be processed through the Engineering Change Order process provided in Article 20.3 below. The frequency for data collection will be real or near-real time, at least once per day. The parties shall mutually agree on schedule for deployment of MTRAP reporting if not in place as of the Effective Date. Verification of in process data and corrective action associated with the data may be requested by Company periodically. Company reserves the right to make suggestions for improvement based on these data.

Supplier shall continuously review Product return data, including data from field returns, to ensure that the scope of the verification process includes the requirement(s)/condition(s) under which the return Product failed. Supplier shall perform a detailed analysis of all returned Product found defective, identify root cause and implement the appropriate corrective action. Any Product found defective shall be corrected before shipment to Company.

Supplier shall perform a final out-of-box audit on Product to assess outgoing quality. Inspection criteria and sampling plan shall be agreed to by the parties in the Product Plan. For Product shipped directly from Supplier to Company’s customer or to Company’s finished goods warehouse, Supplier shall implement a customer quality audit program as agreed to by the parties in the Product Plan to assess and report on outgoing quality performance.

15.9	Supplier and Subcontractor ESD Requirements — All of Supplier’s and its subcontractors’ operations contributing to the manufacture and repair of Product shall be ANSI/ESDS20.20, registered by an accredited registrar within 6 months of the Effective Date, as well as compliant with Company Specification X-21342, Issue 1, dated January 12, 2001 titled “Lucent Technologies Requirements for Electrostatic Discharge (“ESD”) Mitigation”. Supplier and its subcontractors’ ability to manufacture and handle ESD sensitive (ESD)
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Material or assemblies shall be evaluated and classified by Company Specification X-21341, Issue 2, dated May 1, 2003 entitled “Lucent Technologies Electrostatic Discharge (ESD) Program Analysis Survey For Non-Lucent Technologies Locations”. Supplier and its subcontractors shall work to achieve and maintain a scoring classification of “Preferred” as defined in Company Specification X-21341.

15.10	Supplier and Subcontractor Component Handling and Storage Requirements — Supplier and its subcontractors are required to handle and store components per IPC/JEDEC J-STD-033 and the latest version of Company’s Specification X-21377 entitled “Storage Requirements for Components used in Lucent Technologies Products. Any changes to Specification X-21377 will be processed through the Engineering Change Order process provided in Article 20.3 below. At Company’s request, Supplier agrees to provide an internal document detailing Supplier’s and its subcontractor’s component handling and storage procedures.

15.11	Traceability — Supplier agrees to establish a traceability process for all its facilities which manufacture Product for Company under this Agreement. This process shall include a procedure for preserving the identity and origin of Products and Material incorporated in the Products to isolate and recall suspect Products from use and trace the cause of failure to specific lots or units of Products. At a minimum, this capability should maintain a date stamp and record of process steps via serial number. This record should include test data. This capability will enable traceability of serial numbers in the field back to all manufacturing process steps and results. Additional levels of traceability will be defined in the Specifications and, if agreed by Company and Supplier, may require serialization of critical components and sub-assemblies, which are formally associated or linked with the finished unit serial number. This association must be maintained as a formal quality record. Based on this information, traceability to the critical components/sub-assemblies is available via the serial number of the Product and vice versa.
15.12	Supplier Corrective Action Request (“SCAR”) — Non Conforming Product Corrective Action Procedures — The procedure for Supplier responding to Company for Product non-conformities detected by Company is as follows: When nonconforming Product is found by Company, a SCAR may be issued to Supplier through Company’s corrective action IT system. Supplier shall respond to Company’s SCAR through Company’s corrective action system as follows:
1. Supplier shall use the 3 — 20 rule for addressing a SCAR.
a. 3 working days to perform a containment action. (See 2.a.)
b. 20 additional working days for complete analysis and implementation. (See 2.b. through 2.f.)
2. The SCAR response shall include the following information:
a. Immediate actions for containing the nonconformance;
b. A description of the root cause of the problem;
c. The proposed corrective action or solution to the problem;
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d. The actual implementation date of the corrective action;
e. The verification results, which show that the corrective action was effective;
f. The actual date of the verification of effectiveness.
3.	If additional time is required for completing the SCAR response, Supplier shall submit a request for additional time to Company using the corrective action system.

4.	Based on the severity of the issue, Company reserves the right to alter the response time for any SCAR. For an urgent priority SCAR (e.g. line down), the response time intervals are stated below.
a.	2 days to perform a containment action, regardless of weekends or holidays if requested. (See 2.a.)

b.	5 day initial root cause analysis

c.	10 additional working days for complete analysis and implementation. (See 2.b. through 2.f.)
15.13	Product Return Rate Calculations — The reporting of field replaceable unit (“FRU”) return rates is a Company end customer requirement. This requirement applies to all Product manufactured by Supplier for Company. The maximum return rates for each FRU will be defined by Company in the Product Plan. A corrective action plan by Supplier is necessary when the FRU maximum return rate set forth by Company is exceeded and it is a defect attributable to Supplier. Supplier also agrees to work with Company to identify and develop a plan to address defects not attributable to Supplier.
15.14	Failure Mode Analysis and No Trouble Found Requirements — For defective Products returned to Supplier by Company, Supplier shall perform a failure mode analysis at Company’s reasonable request, which analysis shall be at a minimum completed to the component level. Material level failure modes shall be recorded, and if repetitive failures are detected, failed Material found defective shall be accumulated for the purpose of determining the root cause of repetitive occurrences. The corrective action status of the analysis of identified repetitive Material failures shall be reported to Company when requested. If the analysis of Company returned Product is found to be within the Product workmanship and functional Specifications (i.e. a no trouble found condition), then Supplier shall track these no trouble found (“NTF”) conditions and notify Company of said findings at a frequency defined in the Specifications, so that the appropriate investigative measures may be taken to determine root cause.

15.15	Epidemic Failure Conditions and Corrective Action Requirements -

An “Epidemic Failure Condition” shall be considered to exist when one or more of the following conditions occur:
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(a)	Failure reports or statistical samplings show [ *** ] or more of Product installed or of Product shipped during any two (2) consecutive months, or as described in the Specifications exhibit a similar highly objectionable symptom such as loud noises, deformation of housing or other disconcerting symptoms of this type.

(b)	One (1) or more instances of Product discovered to contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.).

(c)	Product Dead on Arrival (“DOA”) failures exceed [ *** ] or more of Product installed or of Product shipped during any two (2) consecutive months, or as described in the Specifications. For the purpose of this Agreement, DOA shall be defined as any Product that during the test, installation or upon its first use fails to operate in accordance with the Specification. Visual/mechanical/appearance DOA is defined as any Product containing one or more major defects that would make the Product unfit for use or installation.

(d)	When the Product field return rate is statistically greater than the predicted mean time between failure (“MTBF”) rate. Predicted MTBF rate shall be calculated using the Telecordia standard. When periodic monitoring of the field data shows that a circuit packs’ MBTF is not being met, Supplier shall report such condition to Company. At the same time, Supplier shall perform a ninety (90) percent confidence interval analysis of the field data and determine if such field data meets the predicted MBTF. If not then this constitutes an Epidemic Failure Condition.
Only major functional visual, mechanical and appearance defects that have the same root cause are considered for determining an Epidemic Failure Condition. Product could be either sampled or, at Company’s option, 100% audited at Company’s or Supplier’s warehouses, factories or Company’s end customer locations. If Product is sampled, the data must have ninety-five percent (95%) or better statistical confidence. A major defect is one that will surely cause operating failure or increased installation effort.

Upon notification of the Epidemic Failure Condition to Supplier, Company shall have the right to postpone shipments of any affected Product by giving written notice of such postponement to Supplier, pending correction of the Epidemic Failure Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability.

Notwithstanding any other provision of this Agreement, if within [***] from shipment date of Product, Company notifies Supplier that Product shows evidence of an “Epidemic Failure Condition,” parties shall immediately work together to determine the root cause of the Epidemic Failure Condition. If the root cause is (1) due to a cause covered by Warranty without regard to the Warranty Period, or (2) due to Supplier Managed Material, and if the root cause falls into one of the categories listed above, then this condition constitutes a “Supplier Epidemic Failure Condition.” For purposes of clarification, Supplier’s obligations for a Supplier Epidemic Failure Condition relating to a Product unit shall continue for a period of [***] after the shipment of such Product unit.

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Supplier shall provide a Corrective Action Plan (CAP) for any Supplier Epidemic Failure Condition. The CAP shall be provided to Company within five (5) business days of the root cause determination, addressing the implementation and procedure milestones for remedying such Supplier Epidemic Failure Condition. An extension of this time frame is permissible upon mutual written agreement of the parties. If the Supplier Epidemic Failure Condition is a result of a Material failure, Company and Supplier shall coordinate corrective action with the Material vendor.
Should Supplier not reasonably agree to the existence of a Supplier Epidemic Failure Condition or should Company not reasonably agree to the CAP, then Company shall have the right to suspend all or part of its unshipped Orders without liability to Company until such time as a mutually acceptable solution is reached.
Once Supplier develops a remedy for the defect(s) that caused the Supplier Epidemic Failure Condition as part of the CAP and Company agrees in writing that the remedy is acceptable, Supplier shall:
(a)	incorporate the remedy in the affected Product in accordance with Article 20 PRODUCT, SPECIFICATION AND PROCESS CHANGES;

(b)	ship all subsequent Product incorporating the required modification correcting the defect(s) at no additional charge to Company provided that the Supplier Epidemic Failure Condition is due to a cause covered by Warranty; and

(c)	institute a mutually agreeable traceability analysis to determine which Product previously shipped to Company will contain the same defect. Supplier will repair or replace those Products at no additional charge to Company. If a Product falls outside the traceability analysis, but is later found to have the same defect, Supplier agrees to repair or replace that Product without charge
Notwithstanding any other provision of this Agreement, in the event that Company incurs costs due to such Product repair and/or replacement, including but not limited to the labor costs by Company’s own employees, agents or contractors in identifying, removing or replacing the Product and the associated shipping costs, Supplier shall reimburse Company for [***] such repaired and/or replaced Product provided that (a) the Supplier Epidemic Failure Condition is due to a cause covered by Warranty or by Supplier Managed Material, and (b) before Company incurs such costs, Company shall meet with representatives of Supplier to discuss Company’s proposed plan for resolving the Supplier Epidemic Failure Condition, and (c) Company shall not charge Supplier for any costs in connection with a plan that are not reasonable and does not reasonably minimize Company’s costs that it intends to charge Supplier, without compromising Company end-user customer satisfaction and (d) Supplier’s maximum liability in the aggregate for all Supplier Epidemic Failure Conditions due to Supplier Managed Materials during the term of this Agreement shall be limited to [ *** ].

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Supplier and Company shall mutually agree in writing as to the remedy’s implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

If there is a Supplier Epidemic Failure Condition, and Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (1) after meeting with Supplier develop and implement such reasonable remedy that reasonably minimizes Company’s cost that it intends to charge to Supplier, without compromising Company end-user customer satisfaction and, in such case, implementation costs and risk of in-transit loss shall be [***], and/or (2) cancel Orders without liability and return all Product affected by such Supplier Epidemic Failure Condition for [***] after receipt of returned Product (with risk of loss or in-transit damage borne by Supplier).

15.16	Quality Performance Metrics — As part of a program of continuous improvement, Supplier agrees to establish annually improvement goals for a series of key quality objectives. These key objectives should include, but are not limited to:
(a)	TL9000 requirements;

(b)	verification test and Product workmanship results; and

(c)	in-circuit, functional and final system Product test yields.
Supplier agrees to track and report performance against goals on at least a monthly basis, and to commit the resources necessary for the attainment of these goals.

15.17	Supplier shall provide one dedicated Certified Quality Manager (“CQM”) to manage the global quality process and one dedicated Certified Quality Engineer (“CQE”) per site to manage site quality. The CQM and CQE’s shall be certified according to American Society of Quality (ASQ) or equivalent standards.
ARTICLE 16 - MARKING
16.1	All Product furnished under this Agreement shall be marked for identification purposes in accordance with the Product and packaging Specifications as set forth by Company’s ordering location or elsewhere in this Agreement and shall indicate the following: (a) Product/serial number; (b) month and year of manufacture; and (c) country of origin.
16.2	All Commercially Purchased Items furnished under this Agreement shall be marked for identification purposes in accordance with the packaging Specifications as set forth by Company’s ordering location or elsewhere in this Agreement and shall indicate the following as provided to Supplier by the supplier: (a) month and year of manufacture; and (b) country of origin.
16.2	16.3 Upon Company’s written request, trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company’s inspection (each, an “Insignia”) shall be properly affixed by Supplier to the Product furnished or its packaging. Such Insignia shall not be affixed, used or otherwise displayed on the

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Product furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This clause does not reduce or modify Supplier’s obligations under Article 37 CONFIDENTIAL INFORMATION or Article 48 IDENTIFICATION.
ARTICLE 17 - PACKING, LABELING AND SERIALIZATION
17.1	Supplier shall place Company’s specified bar code labels on all shipping packages and containers for the Products and Commercially Purchased Items shipped under this Agreement. Except as otherwise mutually agreed, such bar code labels and the placement thereof shall meet the latest version of, as of the Effective Date, Company Specifications entitled “Shipping & Receiving Bar Code Label Standard 801-001-105 Issue 4, dated December 12, 1996,” “Bar Code Shipping Label Profile Program 801-001-107 dated January 15, 1998” and “Common Language Equipment Identification (“CLEI”) Label” KS22002 Issue 27.2 dated June 20, 2005.
17.2	Products and Commercially Purchased Items purchased, repaired, replaced, or refurbished under this Agreement shall, except as otherwise mutually agreed, be packed per the following hierarchy:
(a)	per the packing requirements specified in Product specific documentation;

(b)	per the packing requirements of Company’s Specification No. PKG91NJ1045 Issue 6, dated April 6, 1998 and Specification No. 801-001-109 Issue 3 dated January 21, 2004; and
17.3	per any other Specification(s) set forth in this Agreement or an Order placed pursuant to this Agreement.
17.4	For the purpose of tracking Warranty and repair availability on all Product provided by Supplier, Supplier shall, except as otherwise mutually agreed, conform to Company’s Warranty Eligibility System (“WES”) NonLucent Manufactures Processing Document Issue 3.5 dated September 8, 2003. The parties shall mutually agree on schedule for deployment of WES reporting if not in place as of the Effective Date.
17.5	As specified and routed in the applicable Order, Products and Commercially Purchased Items destined for export shall, except as otherwise mutually agreed, be packaged in containers to meet the requirements of Company’s International Export Packaging Specification No. LTP 70.03 dated November 10, 1999 and marked in accordance with Company’s International Export Marking Specification No. LTP 70.04 dated November 10, 1999 as well as any other Specification(s) set forth in this Agreement or an Order placed pursuant to this Agreement.
ARTICLE 18 - PRODUCT CONFORMANCE
18.1	Product Compliance / Safety — Supplier shall establish and maintain agreements with product safety certification bodies or agencies and/or their assigned representatives as required to support on-going product safety compliances for Products manufactured on
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behalf of Company. The product safety certification of products is the responsibility of Company, unless otherwise specifically agreed and granted to Supplier. Compliance documentation required to support on-going compliance inspections at Supplier’s manufacturing location(s) will be provided and maintained by Company. Arrangements associated with such inspection agreements and for the periodic on-going inspections, such as on-going UL factory inspections covering one or more Products, are the responsibility of Supplier. Costs associated with such inspection agreements and for the periodic on-going inspections are the responsibility of the Supplier. Supplier shall have in place a quality process or program that specifically focuses on maintaining the on-going product safety compliance of Company’s certified Products.

18.2	Product Compliance / Safety Audits — Variations or issues found during product compliance audits by external agencies, bodies or their assigned representatives are to be immediately forwarded to the organization noted as the applicant on the certification documentation or other Company personnel as specifically directed. Supplier shall include such variations or issues as found in these inspections into their quality system action register or tracking system.
ARTICLE 19 - PRODUCT DOCUMENTATION
19.1	Company shall furnish, or instruct Supplier to acquire from Company’s designated documentation vendor at Company’s prices and expense Product documentation as described in the Specifications. Costs for such Product documentation shall be reflected in the Product price provided the Product documentation is included in the Product BOM. Otherwise, the costs for such Product documentation shall be paid separately by Company to Supplier.
ARTICLE 20 - PRODUCT, SPECIFICATION, AND PROCESS CHANGES
20.1	Supplier shall not make any changes to the Products or Specifications (such changes referred to collectively in this Article 20 as “Changes”), without Company’s prior written consent. Supplier shall promptly provide Company with written notice of any such proposed Changes by Supplier. Such notice shall include a summary of the likely impacts of the Change, including likely impacts on pricing, delivery and on the fit, form or function of the Product. Company shall attempt to notify Supplier, within ten (10) days of receipt of Supplier’s Change request, of Company’s documented approval or disapproval. If Company agrees to Supplier’s proposed Change, all Product affected by the Change and shipped after the effective date of the Change shall conform to the Change. Any such Change created by Supplier, in whole or in part, shall remain the exclusive property of Company.
20.2	Supplier shall not make any process changes or relocate the manufacture or repair of Product to another Supplier location without prior written consent of Company (“Process Changes”). Company shall not unreasonably withhold its consent to such Process Changes. If Company, in its sole discretion, does not agree to the Process Change or the relocation of the manufacture or repair of Product to another Supplier location, Company shall have the option to: (i) require Supplier to continue with the current process or remain at the current location; or (ii) because Supplier shall be in material breach of this Agreement if it does not continue with the current process or remain at the current location then, in addition to all other rights and remedies at law or equity or otherwise, Company shall have the right to terminate this Agreement and to terminate any or all Orders for Product affected
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by such Process Change. Any such Process Changes shall include, but not be limited to, changes in solder, flux, epoxies, or the movement or relocation of assembly and test equipment which may affect the Product’s form, fit, or function.

20.3	Company may at any time during the manufacture or repair of Product by Supplier, require modifications or deviations to Product and/or Specifications (all hereinafter referred to as an “Engineering Change Orders”); provided, however, that Supplier will have, after receipt of such Engineering Change Orders and before Supplier will be required to supply Product in conformance with such Changes, a reasonable period of time to implement such Engineering Change Order. Upon receipt of a written Engineering Change Order from Company, Supplier shall have ten (10) days to provide Company in writing with the date in which the Engineering Change Order can be implemented, any Material liability for which Company is responsible for pursuant to the terms of this Agreement, any impact on current and future Product delivery schedules and any proposed price revision of Product as the result of such Engineering Change Order. Company shall have ten (10) days to provide its written acceptance or rejection of Supplier’s response to Company’s initial Engineering Changes Order. If the parties cannot come to agreement on the implementation of the requested Engineering Change Order, the parties shall use the dispute resolution process as set forth in Article 30 DISPUTE RESOLUTION PROCESS for final resolution. Supplier shall provide Company with verification when an Engineering Change is implemented. Unless otherwise agreed to in writing by the parties, Supplier shall not charge Company for the associated cost of implementing said Engineering Change Orders since the cost for this type of activity is reflected in the Product Prices charged to Company.
20.4	Supplier shall not make any software or hardware related changes to Supplier’s information systems that would impede previously established software or hardware interface(s) with Company’s or Company end customers’ information systems without prior written approval of Company. Company shall not unreasonably withhold its consent to such changes.
20.5	Company shall have the right to perform an on-site assessment, upon Company’s or Supplier’s notification to the other party of such Process Changes or Change(s) as identified in Articles 20.1 and 20.2. Supplier shall be solely responsible for any liability in any way associated with any such Process Changes or Changes made by Supplier without the express written consent of Company.
ARTICLE 21 - REGISTRATION AND REGISTRATION STANDARDS
21.1	When Products furnished under this Agreement are subject to any in-country certification and filing procedures required for countries in which the Products are to be sold, Supplier shall adhere to Specifications and test instructions for Product to ensure compliance governing labeling and end customer requirements. Company may periodically perform on-going compliance re-testing as defined by Company. Supplier will establish with Company a quality control program to assure that Products shipped by Supplier under this Agreement comply with the manufacturing Specifications and test instructions.
21.2	When Products furnished under this Agreement are subject to Part 68, Part 15 or any other part of the Federal Communication Commission’s Rules and Regulations, as may be amended from time to time (“FCC Rules”), Supplier will adhere to Specifications and test instructions for such Products to ensure compliance with FCC Rules governing labeling and end customer instruction requirements. Company may periodically perform on-going
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compliance re-testing as defined by Company. Supplier will establish with Company a quality control program to assure that the Products shipped by Supplier under this Agreement comply with the manufacturing Specifications and test instructions.

21.3	When Products furnished under this Agreement are subject to FDA/CDRH laser product and certification requirements, Supplier will adhere to Specifications and test instructions for such Product to ensure compliance governing labeling and end customer requirements. Company may periodically perform on-going compliance re-testing as defined by Company. Supplier will establish with Company a quality control program to assure that the Products shipped by Supplier under this Agreement comply with the manufacturing Specifications and test instructions.
21.4	Nothing in this Article shall be deemed to diminish or otherwise limit Supplier’s obligations under Article 23 WARRANTY or any other Article of this Agreement.
ARTICLE 22 - TEST SCOPE
22.1	Unless otherwise agreed to by the parties, Supplier shall manage the execution of the test process as specified by Company for each Product purchased pursuant to this Agreement, which includes Supplier testing the Product, providing test capacity planning, and performing preventive maintenance and calibration on the required test equipment. Supplier shall consider upside volume percentages, preventive maintenance time, the addition of new products, and holding appropriate spare parts when developing its test capacity plan.
22.2	Supplier shall perform each and every test in conformance to the process and for the quantities identified in the applicable Specification unless mutually agreed to by the parties otherwise. All Products delivered to Company and/or its end customers under this Agreement shall have passed all applicable tests in such Specification. Company shall have the right to require Supplier to upgrade its test sets in order to conform to requirements of the Specification.
22.3	Company shall review all fixtures and programs to assure their quality and reliability. Supplier shall notify Company prior to implementing any change that would impact the test Specification.
22.4	Supplier shall maintain adequate test equipment inspection/calibration reports and Product test documents and shall make such documents available to Company upon reasonable request.
22.5	Supplier agrees to provide Company reasonable access including remote access, so as not to interrupt Supplier’s production of Products for Company, to any test sets on Supplier’s premises in order for Company to a) do test program development or b) do final prove-in or acceptance of any test programs.
ARTICLE 23 - WARRANTY
23.1	Supplier warrants to Company that Products furnished will be new, manufactured in accordance with the Specifications and free from defects in: 1) Material to the extent the vendor is not specified in Company’s AVL; 2) workmanship and 3) design to the extent that the design is owned by Supplier (the “Warranty”). These warranties extend to the future
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performance of the Products and shall continue for [ *** ] from date of delivery (the “Warranty Period”). All warranties shall survive inspection, acceptance and payment. As Company’s sole remedy (except as provided in Articles 15.15 QUALITY, 49 INDEMNITY and 54 LIMITATION OF LIABILITY), Products not meeting the warranties will be, at Supplier’s option, repaired or replaced by Supplier at no cost to Company and with outbound transportation costs, duties, and taxes, and risk of loss and damage in transit borne by Supplier. Repair procedures including intervals and repair warranties are defined in Attachment G.

23.2	The Warranty shall not apply to Products that have been subject to abuse, misuse, accident, alterations, neglect or unauthorized repair except to the extent caused by Supplier.

23.3	To the extent permissible, Supplier shall extend to Company the rights and warranties that Supplier received from the approved vendors for Commercially Purchased Items and Material used in the manufacture and repair of Products. Supplier agrees to pursue all available warranty remedies that may be available with Material vendors. Supplier shall work together with Company to develop a mutually agreeable process to review the terms and conditions of the warranties provided by approved vendors.

23.4	All Services are warranted for a period of six (6) months from date of completion to have been performed in a first class, workmanlike manner. Services not meeting warranties shall be reperformed by Supplier at no cost to Company within a commercially reasonable time.

23.5	THE FOREGOING WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

23.6	Within the earlier of: (1) [***] after receipt of Product by Company or Company’s customer; or (2) initial use of the Product, Company may reject any Product that does not conform to the Specifications or is dead on arrival (“DOA”). If Company, as applicable, rejects any or all of non-conforming or DOA Product, Company may exercise one of the following remedies: (1) return rejected Product for full credit at the price charged; (2) accept a conforming part of the shipment; or (3) have rejected Product replaced by Supplier at no charge. Company’s right to reject in this section shall not apply if Product being rejected is due to abuse, misuse, accident, alterations, neglect or unauthorized repair except to the extent caused by Supplier.
ARTICLE 24 - REPAIRS NOT COVERED UNDER SUPPLIER’S WARRANTY
24.1	In addition to Supplier’s repair and replacement Warranty obligations set forth in Article 23 WARRANTY, Supplier further agrees to provide out of Warranty repair and replacement services for Product in accordance with Attachment G during the Term of this Agreement and if required by Company up to [ *** ] after Company’s Product discontinuance subject to availability of Material, Tools, and agreement of prices and terms.

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24.2	It is expressly understood and agreed to by Supplier that this Agreement does not grant Supplier an exclusive privilege or right to repair or replace any or all Product purchased by Company under this Agreement. Company may perform the repairs or Company may elect to contract with other suppliers for the required repair or replacement services.
ARTICLE 25 - SCRAP PROCEDURES
25.1	It is expressly agreed that Material or Products which: (i) fails to meet the required Specifications in this Agreement prior to shipment; (ii) is considered excess and Company does not require storage by Supplier of said Excess Material, finished or work in process Product; or (iii) which cannot be repaired (“collectively hereinafter referred to as “Scrap”), will not be sold to a third party by Supplier except as approved by Company and disposition of such Scrap shall be in accordance with this Article. Supplier shall advise Company of potential Scrap. The parties hereby agree that such designated Scrap is not suitable for reuse in whole or in part. Supplier commits that any Scrap designated by Company hereunder will be smelted or demolished by Company’s designated Scrap dealer for reclamation value to be accrued to Company. Supplier shall ensure that all unique Company markings or coding shall be removed prior to disposition. Supplier shall ensure that any Scrap which is composed of, or a component of, printed circuit assemblies (including integrated circuit components therein) and are to be sold as Scrap hereunder, will be smelted or demolished for reclamation of metals or other products contained therein. It shall be the Supplier’s sole responsibility to ensure that all memory contents stored in the EPROMs are promptly, carefully, and completely erased prior to disposition at charges that are reasonable and customary. Supplier recognizes that the memory contents of the EPROMs and the contents of any other integrated circuits constitute Company Proprietary Information, which must be protected and destroyed by Supplier hereunder. Supplier or subsequent purchaser shall have no rights in Company’s Proprietary Information contained in the integrated circuits.
25.2	Supplier shall have the sole responsibility for the disposition of any hazardous or regulated waste in accordance with Article 36 COMPLIANCE WITH LAWS.
ARTICLE 26 - PERFORMANCE METRICS
26.1	The Performance Metrics are set forth in Attachment H. Company intends to monitor the Performance Metrics as outlined in Attachment H. Supplier agrees to provide any information that Company may require and in the time frames needed in order to support the Performance Metrics process. Supplier recognizes that the measurable Performance Metrics as described in Attachment H represent Company’s current minimum performance requirements and agrees to the resolution process as described in Article 26.2 if not meeting such defined minimum requirements. The Performance Metrics may be revised periodically by the parties’ mutual agreement with the objective of continuous performance improvement.
26.2	In the event Supplier’s performance falls below the minimum threshold (“Out of Tolerance Condition”) set forth in the Performance Metrics identified in Attachment H, Company may give notice to Supplier that a Corrective Action Plan is required from Supplier. After receipt of such notice, Supplier shall respond to Company within seven (7) days with a Corrective Action Plan to correct said Out of Tolerance Condition within the next 30 days. In the event
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Supplier fails to deliver a Corrective Action Plan within the seven (7) day period, or if the Corrective Action Plan is determined to be unacceptable by Company, or if the Corrective Action Plan fails to cure the Out of Tolerance Condition within the 30 day period or as otherwise agreed to by the parties, the Out of Tolerance Condition along with Supplier’s proposed Corrective Action Plan shall be reviewed by the Strategic Alliance Team at the next Quarterly Business Review. The Strategic Alliance Team shall then be responsible for establishing a Corrective Action Plan to correct the Out of Tolerance condition. In the event the Strategic Alliance Team fails to agree on a recommended Corrective Action Plan, the parties shall attempt to resolve such issue through the dispute resolution process set forth in Article 30 DISPUTE RESOLUTION PROCESS.
ARTICLE 27 - QUARTERLY PERFORMANCE REVIEW PROCESS
27.1	Company and Supplier will participate in performance reviews on a quarterly basis, or as frequently as needed/requested by either Supplier or Company for the purpose of reviewing the Performance Metrics and other business and technical information agreed to by the parties. Each party shall be responsible for its own costs associated with participating in these activities.
ARTICLE 28 - ELECTRONIC COMMERCE
28.1	Supplier and Company agree that they will work diligently to implement and utilize electronic means to issue Orders, Order acknowledgments, Order changes, invoices, forecasts, electronic funds transfers, ship notices, Product and Material inventory information, electronic mail or such other communications as may be agreed upon by Supplier and Company for the transmission and receiving of information under this Agreement (“Electronic Commerce”).
28.2	Supplier shall have Electronic Commerce capability established within a mutually agreed upon time period from the Effective Date of this Agreement. If Company elects to utilize electronic data interchange, a private trading exchange or XML as the means to electronically transmit data, Supplier and Company shall negotiate in good faith the required specifications, agreements and timelines for implementation. Such Electronic Commerce shall also include the capability of transmitting and receiving the items referenced in Articles 28.1 and 28.3 by means of Internet communications.
28.3	In addition to the requirements set forth in Article 28.1, Supplier agrees to provide Company access to Product data so that Company may view and download the following: (a) test and inspection data, (b) repair data, (c) functional parametric data, (d) component engineering and component management data, (e) current “build to” production BOMs; and (f) Supplier and Company Product and Material inventory levels. Supplier will provide the following to all Company locations and/or a private trading/electronic exchange, via real-time/near-real-time Internet transactions: (a) detailed (manufactured and purchased) finished Product/sub-assembly supply plans to support Company’s end customer available to promise processes, (b) jeopardy notification and re-promise dates if a scheduled item will not ship on the day scheduled, (c) hierarchical Product serialization data to support serialization capture processes in effect at the time, and (d) shipping notification.
28.4	Supplier shall establish, at Supplier’s expense, appropriate measures (including but not limited to fire walls) to ensure Company’s Confidential Information related to the
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manufacture and supply of Product can only be accessed through Supplier’s information systems by Supplier and Company. In the event Supplier is provided access to certain Company information systems, Supplier agrees to a) use Confidential Information obtained from such systems solely for the purpose of performing its obligations under this Agreement or an Order placed pursuant to this Agreement and b) take the necessary steps at Supplier’s expense, including but not limited to establishing firewalls, secured modems, etc. in order to ensure Company’s Confidential Information is sufficiently protected.
ARTICLE 29 - NOTICES
29.1	Any notice or demand which under the terms of this Agreement, Order or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Company:
Lucent Technologies, Inc.
67 Whippany Rd
Whippany, NJ 07981
Attn: Michael Fahrney
Facsimile: (973) 386-2876

with a copy to:
Lucent Technologies, Inc.
600 Mountain Avenue
Murray Hill, NJ 07974
Attn: Corporate Counsel
Facsimile: (908) 582-6869

To Supplier:

Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
Attn: Customer Contracts Coordinator
Facsimile: (408) 945-7101

with a copy to:
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
Attn: Corporate Counsel
Facsimile: (408) 957-2717
29.2	The effective dates of such notice shall be (a) upon evidence of successful facsimile transmission, or (b) five (5) business days following the date mailed for certified or registered letters and two (2) business days following the date mailed for overnight letters, or (c) when delivered, if in person. The above addresses may be changed at any time by giving prior written notice as above provided.
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ARTICLE 30 - DISPUTE RESOLUTION PROCESS
30.1	If an unresolved dispute arises out of, or relates to, this Agreement or an Order, the parties agree to attempt to resolve the dispute in the following manner:
(a)	either party shall issue notice to the other party outlining the nature of the dispute. The Strategic Alliance Team shall have ten (10) business days after receipt of such notice to resolve the dispute;

(b)	in the event that the dispute has not been resolved by the Strategic Alliance Team within such ten (10) business day period, the dispute shall be submitted to the parties respective executive supporting the Strategic Alliance Team leaders for resolution; and

(c)	in the event that the dispute is not resolved by the parties executives supporting the Strategic Alliance Team within ten (10) business days, the dispute shall be submitted to Supplier’s Chief Executive Officer and Company’s Chief Procurement Officer for resolution within a further ten (10) business days.
30.2	Nothing in this Article shall be construed to preclude either party from seeking injunctive or other affirmative relief in order to protect its rights pending dispute resolution in accordance with Article 30.1.
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SECTION II — GENERAL TERMS
ARTICLE 31 - ASSIGNMENT AND SUBCONTRACTING
31.1	Supplier shall have the right to subcontract any or all of its obligations under this Agreement to an Affiliate of Supplier or a subcontractor provided Supplier remains responsible for the performance of such Affiliate. Supplier shall be responsible to Company for all services performed by Supplier’s subcontractor(s) in connection with the fulfillment of Supplier’s obligations under this Agreement at any tier. Supplier shall cause its Affiliates to which it has subcontracted any or all of its obligations under this Agreement in accordance with this Article 31.1 to abide by the terms and conditions of this Agreement. All references to Supplier in this Agreement shall be deemed to be, where applicable, a reference to Supplier’s Affiliates to which Supplier has subcontracted any or all of its obligations under this Agreement in accordance with this Article 31.1. Supplier agrees to not subcontract any obligation under this Agreement to a subcontractor that Company reasonably believes to be a competitor. The parties agree to discuss in good faith, any reasonable objection to a material subcontractor. Upon request, Supplier shall furnish Company with a list of subcontractors applicable to this Agreement.
31.2	Neither party shall assign this Agreement, except for moneys due, without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, Company shall have the right to assign to a present or future Affiliate except where such future Affiliate, subsidiary or successor can be reasonably deemed a competitor of Supplier.
ARTICLE 32 - ATTENDANCE AT SUPPLIER’S FACILITY
32.1	Upon reasonable prior notice and subject to complying with Supplier’s plant rules and regulations and other procedures as applicable, Company may place one or more personnel in Supplier’s facility to carry out the functions Company may deem necessary. Compensation and expenses other than facility space for said personnel shall be borne by Company. Supplier agrees to furnish said personnel with reasonable working facilities, as necessary, to perform their work, which shall include access during normal working hours to areas where Product is manufactured, repaired, stored and distributed, all at no charge to Company. If requested by Company, Supplier shall also provide office space and support services as required at Company’s expense, the cost of which to be mutually agreed in writing prior to providing such office space and support services.
ARTICLE 33 - AUDIT
33.1	Supplier shall maintain accurate and complete records including, but not limited to, a physical inventory, if applicable, of all: (i) costs incurred under this Agreement which may affect: a) verification, re-determination, or revision of Product prices under this Agreement; b) termination charges payable by Company under this Agreement; c) all costs incurred for Tooling purchased under this Agreement; d) Product quality conformance; e) compliance with approved manufacturing processes and adherence to Company’s BOM and AVL; f) Material inventory used to manufacture Product; g) conformance with Specifications; h) volumes purchased and purchase prices paid for all Material procured in the performance of this Agreement; and i) at Company’s option, for environmental assessment purposes, all
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applicable records and access to facilities impacting the life cycle of any Product manufactured under this Agreement.

33.2	These records shall be maintained in accordance with recognized commercial accounting practices so they may be readily reviewed in accordance with Article 33.3 and shall be held until all costs and conformance to the terms of this Agreement have been finally determined and payment or final adjustment of payment or the necessary corrective action has been taken.
33.3	Company shall, at its cost and expense, have the right exercisable on a semi-annual basis upon reasonable notice to Supplier during Supplier’s normal business hours to have a nationally recognized accounting firm that has executed a non-disclosure agreement reasonably acceptable to Supplier, to examine and audit (“Audit”) the necessary records described in Article 33.1 to confirm conformance to the terms of this Agreement. Such audit shall not cover any records covered by confidentiality agreements Supplier may have with third parties, however in such a case, Supplier will use commercially reasonable efforts to secure permission from Supplier’s supplier to allow the accounting firm to audit any necessary documents. The parties agree that said Audits shall conform to procedures mutually agreed upon by the parties. Audits shall be made not later than two (2) calendar year(s) after the (a) final delivery date of Product ordered or completion of Services rendered or two (2) years after the termination of this Agreement, whichever comes later. If Company identifies any issues or concerns related to such records and the pricing of the Product or the Services; Company shall provide a statement to Supplier setting out in reasonable detail the nature of such issues or concerns. Supplier and Company shall attempt to resolve the matters in dispute in a timely manner and make such adjustments, if any, to the pricing of the Products or Services as may be required.
ARTICLE 34 - BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY
34.1	Either party may terminate this Agreement by notice in writing:
(a)	if the other party makes an assignment for the benefit of creditors (other than solely an assignment of moneys due); or

(b)	if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within 30 business days of such notice.
34.2	If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) business days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.
ARTICLE 35 - CHOICE OF LAW
35.1	This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the
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International Sale of Goods. Each party agrees to submit to the jurisdiction of any court wherein an action is commenced against the other party based on a claim for which a party has agreed to indemnify the other party under this Agreement.
ARTICLE 36 - COMPLIANCE WITH LAWS
36.1	Each party and its agents shall, and shall cause its contractors and subcontractors to, comply in performance of its obligations under this Agreement at their own expense with all applicable local, federal, regional and international laws, ordinances, regulations and codes, standards, directives and international conventions and agreements to the extent that any of the foregoing have the force of law by being directly enforceable by a governmental authority, by a court or other proper tribunal (collectively “Laws”).
36.2	Supplier shall ensure that its activities in performance of this Agreement and any Orders placed by Company pursuant to this Agreement shall not put Company in violation of any applicable customs or export control laws, statutes, or regulations. Supplier agrees to assist Company to ensure that Company can import and export the Product in accordance with any applicable customs and export control laws, statutes, and regulations. Supplier agrees to follow Company’s directives, if any, which may be attached to and made part of this Agreement. Supplier agrees to assist Company in every reasonable way necessary to ensure that Company can import Products under the lowest legal duty rate.
36.3	Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable Environmental, Occupational Health and Safety laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.
36.4	Supplier shall give prompt notice to Company of any enforcement or legal actions of which Supplier becomes aware that may impact supply or sale of components, subsystems or Product.
36.5	Supplier shall support Company’s efforts to comply with Sarbanes-Oxley Act of 2002.
ARTICLE 37 - CONFIDENTIAL INFORMATION
37.1	The disclosure and protection of information either Company or Supplier considers proprietary or confidential (Confidential Information, Proprietary Information or Information) shall be as defined in the mutual non-disclosure agreement executed by the parties dated May 13, 2004. For avoidance of doubt, Specifications are Company Proprietary Information.
ARTICLE 38 - DEFAULT
38.1	In the event a party shall be in material breach of any of the terms, conditions, or covenants of this Agreement and such breach shall continue for a period of 30 days after the giving of written notice to the breaching party by the non-breaching party, then in addition to all other rights and remedies which the non-breaching party may have at law or equity or otherwise, the non-breaching party shall have the right to cancel this Agreement without any charge to or obligation or liability of the non-breaching party.
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ARTICLE 39 - DEVELOPED INFORMATION AND INVENTIONS
39.1	All technical information, computer or other apparatus programs, Specifications, drawings, records, documentation, works of authorship or other creative works, ideas, co-developed manufacturing processes or Tooling, knowledge or data, written, oral or otherwise expressed, originated or developed by Supplier or by any of Supplier’s Affiliates, subcontractors or Associates, whether originated or developed independently or jointly with Company’s employees, consultants, representatives or agents, as a result of activities performed under this Agreement is “Developed Information.” Supplier agrees that all such Developed Information which is a) funded by Company, or b) specific exclusively to Company Products, (collectively, “Company Developed Information”) shall be: (1) deemed Company’s property, (2) kept in confidence by Supplier and Supplier’s subcontractors and Associates in accordance with Article 37 CONFIDENTIAL INFORMATION, and (3) used only in performing its obligations in accordance with the terms of this Agreement. All other Developed Information that was jointly developed between the parties shall be owned jointly between the parties (“Joint Information”). All Developed Information that is not Company Developed Information or Joint Information shall be considered the property of the Supplier.

Any unique materials that were previously developed or copyrighted by Supplier and not originated or developed hereunder, or, are developed and funded independently by Supplier with no reference to Company’s intellectual property, shall be considered Supplier’s intellectual property (collectively, “Supplier’s IP”).

Company and Supplier acknowledge that in some cases Company Developed Information may contain background information that constitutes Supplier’s IP. Under such circumstances, Supplier agrees to license Supplier’s IP to Company. This license will be a non-exclusive, worldwide license to use, copy, modify, distribute lease, have used and have copied such Supplier’s IP only for the manufacturing, support and development of Company’s Products or Successor Products in accordance with the terms set forth in the below paragraph. This license shall be assignable to Company’s Affiliates. Supplier also agrees to acquire from Supplier’s Affiliates, subcontractors or Associates such assignments, rights and covenants as to assure that Company shall receive the rights provided for in this Article 39.1 (collectively, “Background License”). If the Background license relates to Company Developed Information that was funded by Company (39.1 a) then such license shall be royalty free.

Supplier agrees to notify Company in writing of its intention to create any Company Developed information which incorporates Supplier’s IP at least thirty days before such development. Company shall then have the option to negotiate the Background License or require that such Supplier’s IP not be utilized in the Company Developed Information by notifying Supplier in writing within the thirty-day period beginning upon receipt of Supplier’s initial notice. Supplier agrees that the Background License shall be on reasonable, commercial terms and conditions, but in no event on less favorable terms and conditions than Supplier offers its best licensees. In the event that a Background License is required on Supplier’s IP that was utilized without the thirty-day written notice being posted to Company, such Background License shall be royalty-free.

39.2	Supplier agrees that if any inventions, discoveries or improvements are conceived, first reduced to practice, made or developed in anticipation of, in the course of, or as a result of Supplier’s performance under this Agreement or by one or more of Supplier’s employees,
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consultants, representatives or agents (“Associates”), whether conceived independently or jointly with Company’s employees, consultants, representatives or agents (collectively, “Developed Materials”) and either a) is funded by Company, or b) is specific exclusively to Company Products (“ Company Developed Materials”), Supplier will assign to Company the Supplier’s and Supplier’s Associates’ entire right, title and interest in and to such inventions, discoveries and improvements, and any patents that may be granted thereon in any jurisdiction of the world (collectively, Company’s Materials”). Supplier also agrees that, at Company’s reasonable expense, Supplier will and will have Supplier’s Associates sign all papers and do all acts which may be necessary, desirable or convenient to enable Company at Company’s expense to file and prosecute applications for patents on such inventions, discoveries and improvements, and to maintain patents granted thereon. . All other Developed Materials that are jointly developed between the parties shall be owned jointly between the parties (“Joint Materials”). All Developed Materials that are not Company Developed Materials or Joint Materials shall be considered the property of the Supplier.

Any unique materials that were previously patented or previously licensed by Supplier and not originated or developed hereunder, or, are unique licensable or patentable materials developed and funded independently by Supplier with no reference to Company’s intellectual property, shall be considered Supplier’s intellectual property (collectively “Supplier’s Materials”).

Company and Supplier acknowledge that in some cases Company Materials may contain background information that constitutes Supplier’s Materials. Under such circumstances, Supplier agrees to license Supplier’s Material to Company. This license will be a non-exclusive, worldwide license to use, copy, modify, distribute lease, have used and have copied such Supplier’s Materials only for the manufacturing, support and development of Company’s Products or Successor Products in accordance with the terms set forth in the below paragraph. This license shall be assignable to Company’s Affiliates. Supplier also agrees to acquire from Supplier’s Affiliates, subcontractors or Associates such assignments, rights and covenants as to assure that Company shall receive the rights provided for in this Article 39.2 (Collectively, “Background Material License”). If the Background Material License relates to Company Developed Materials that was funded by Company (39.2 a) then such license shall be royalty free.

Supplier agrees to notify Company in writing of its intention to create any Company Materials which incorporates Supplier’s Materials at least thirty days before such use. Company shall then have the option to negotiate the Background Material License or require that such Supplier’s Material not be utilized in the Company Materials by notifying Supplier in writing within the thirty-day period beginning upon receipt of Supplier’s initial notice. Supplier agrees that the Background Material License shall be on reasonable, commercial terms and conditions, but in no event on less favorable terms and conditions than Supplier offers its best licensees. In the event that a Background Material License is required on Supplier’s Materials that were utilized without the thirty-day written notice being posted to Company, such Background License shall be royalty-free.

39.3	The entire right, title, and interest, including copyright and mask work rights, in all original works of authorship fixed in any tangible medium of expression heretofore or hereafter created by Supplier, or on Supplier’s behalf, for Company or furnished to Company for which Company has funded hereunder is hereby transferred to and vested in Company. The parties expressly agree to consider as works made for hire those works ordered or
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commissioned by Company which qualify as such in accordance with the copyright laws. For all such original works, Supplier agrees to provide documentation satisfactory to Company to assure the conveyance of all such right, title, and interest, including copyright and mask work rights, to Company.

39.4	In the event that Supplier has reached its capacity to manufacture a Product and Company must employ a 3rd party contract manufacturer to supplement production, then Supplier agree to grant all necessary Background Licenses and Background Material Licenses on a royalty-free basis for the purposes of supplementing production.

39.5	In the event that Supplier is in material breach of this Agreement, and said breach remains uncured after written notice of the material breach by the Company, Supplier agree to grant all necessary Background Licenses and Background Material Licenses on a royalty-free basis solely for the purpose of Company to meet its production demands for Products.
     ARTICLE 40 - DOCUMENTATION NEEDED FOR PREFERENTIAL DUTY TREATMENT
40.1	Supplier shall provide Company with a valid, accurately completed certificate of origin prior to the first shipment of Product sufficient to be used by Company as proof of eligibility for any duty preferential treatment programs. Supplier further agrees to provide commercially reasonable cooperation to Company for substantiation of preferential duty program claims, responses to customs inquiries, or other treaty claims that arise out of Product provided under this Agreement or Order. Supplier shall notify Company in writing prior to making any pricing or sourcing changes for Product that may affect the application of preferential duty treatment programs.
ARTICLE 41 - DUTY DRAWBACK
41.1	Company reserves the right to claim duty drawback on all purchases from Supplier, and Supplier shall cooperate by providing all necessary documentation for Company to claim the drawback.
ARTICLE 42 - ECONOMIC OFFSET AND OFFSET CREDIT REQUIREMENTS
42.1	In the event that Company is required to provide economic offset to a customer country and Supplier is involved as subcontractor/supplier in that country to Company, then Supplier commits to fulfill its share of the total offset commitment on a proportional basis. In order to implement Supplier’s firm commitment to support Company’s offset and localization requirements, Supplier agrees to enter into a separate offset and localization agreement with Company through Company’s Global Tax and Trade Organization which may include Product pricing and terms that are specific to that country.
42.2	Orders issued pursuant to this Agreement are placed with the expectation of current and/or anticipated future economic offset obligations of Company or its affiliates or their designated assignees to the customer country government that requires the provision of economic offset. Supplier agrees to assist Company or its affiliates or their designated assignees in any reasonable efforts to secure offset credit from the customer country government in an amount equal to the value of the orders placed under this Agreement.
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ARTICLE 43 - ENTIRE AGREEMENT
43.1	The provisions of this Agreement and Orders issued under this Agreement supersede all prior and current oral and written communications, agreements, understandings of the parties with respect to the subject matter of this Agreement and shall constitute the entire agreement between the parties. The Agreement shall not be modified or rescinded, except by a writing signed by both parties. Provisions on the reverse side of Company’s Orders and all provisions on Supplier’s forms shall be deemed deleted. Except as otherwise provided for in this Agreement, estimates or forecasts furnished by Company shall not constitute commitments.
43.2	The Solectron Corporation agrees, at all times, to be jointly and severally liable for all of Supplier’s obligations under this Agreement, regardless of whether those obligations are performed by Supplier’s subsidiary (direct or indirect), joint venture or partnership, including but not limited to, any party who may be a signatory to this Agreement.
ARTICLE 44 - ENVIRONMENTAL MANAGEMENT SYSTEMS
44.1	Supplier warrants with respect to Supplier’s services involved in the performance of Supplier’s obligations under this Agreement to Company that it shall no later than one hundred eighty (180) days from the Effective Date implement elements of an internationally recognized Environmental Management System (“EMS”) standard, for example ISO 14001: 1996, or the Eco-Management and Audit Scheme (EMAS) for certification by an accredited third party registrar; or, where such certification already exists, that it will maintain such certification in good standing with the third party registrar.
44.2	Supplier commits to provide to Company, on a regular basis, environmental performance data on both Products and processes, as may be mutually agreed by the parties.
ARTICLE 45 - ENVIRONMENTALLY HAZARDOUS SUBSTANCES
45.1	In meeting Company’s requirements as they relate to environmentally hazardous substances, Supplier, to the extent that Supplier has sole control of the selection of vendors and/or materials including packaging that it uses in the manufacture, repair and/or distribution of the Products, agrees to comply with the following:
1. Supplier shall utilize the most current issue of Company Specification QPS 20.248, titled “Lucent Technologies Supply Chain Requirements for Control and Reporting of Material Content,” found at the Lucent Supply Chain Portal at http://scportal.lucent.com to meet certification requirements of Company Specification SZ00517, titled “Template for Material Content Reporting,” as it may be amended by Company from time to time. Company will notify Supplier of any changes and give Supplier a reasonable amount of time to comply with such changes.
2. Supplier shall not directly, or indirectly through Supplier’s suppliers, use any of the substances banned by Company Specification QPS 20.248, Section 4, Materials/Substances Banned from Products, Dyes, and Packaging, in the Product(s) or packaging that Supplier provides to Company under this Agreement.
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3. Supplier agrees to meet the relevant materials compliance requirements for Products affected by any enacted legislation (e.g., European Union RoHS Directive (2002/95/EC), as set forth in Company Specification QPS20.248, Section 5, Materials /Substances to be Eliminated from Products.
4. Supplier shall minimize the use of environmentally hazardous substances in Products and packaging as per Company Specification QPS 20.248, Section 6, Materials/Substances to be Avoided in Products and Packaging.
5. Supplier shall certify in writing, for each Product, the presence of Level A (Required Reporting) and Level B (Requested Reporting) Materials/Substances, as defined and identified in Company Specification QPS 20.248, Section 7, Materials/Substances to be Reported, at a concentration higher than the Reporting Threshold Level; and
6. Supplier shall re-certify Level A and B Material Content reporting to Company prior to shipment of reformulated Products whenever there is a change in the level of Materials/Substances content that affects the reporting status required by any of the above-referenced specifications. Supplier agrees not to ship reformulated Product to Company without prior written authorization.
ARTICLE 46 - EXPORT CONTROL
46.1	Supplier shall not use, distribute, transfer or transmit any Products, software or technical information (even if incorporated into other Products) provided under this Agreement except in compliance with all applicable export laws and regulations (the “Export Laws”). Supplier shall not, directly or indirectly, export or re-export the following items to any country without the appropriate export authorization, as specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company’s subsidiaries or Affiliates; or (b) the direct product of such software or technical data. The obligations stated above in this Article 46.1 will survive the expiration, cancellation or termination of this Agreement or any other related agreement. Supplier shall have Company’s power of attorney where necessary to export products directly to Company’s customers.
ARTICLE 47 - FORCE MAJEURE
47.1	Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God or other similar causes beyond their control and without the fault or negligence of the delayed or non-performing party or their subcontractors (each a “Force Majeure Condition”). Supplier’s liability for loss or damage to Company’s Product, Material or Tooling in Supplier’s possession or control shall not be modified by this Article 47.1. When a party’s delay or nonperformance continues or may be reasonably expected to continue for a period of at least thirty (30) days, the other party may terminate, at no charge, any affected Order under this Agreement. When a party’s delay or nonperformance continues or may be reasonably expected to continue for a period of at least ninety (90) days, the other party may terminate, at no charge, the Agreement. Notwithstanding the foregoing, should Company terminate an Order or this Agreement under this Article 47, Company shall use commercially reasonable efforts to assist Supplier in the disposition of any finished Products, work-in-process Products, or on-hand or on-order
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Material, provided that such Products or Material are unaffected by Force Majeure Condition.
ARTICLE 48 - IDENTIFICATION
48.1	Supplier shall not, without Company’s prior written consent, make public use of any trade name, trademark, logo, or any other designation or drawing of Lucent Technologies Inc. or its affiliates (“Identification”) in any circumstances related to this Agreement. Supplier shall remove or obliterate any Identification prior to any use or disposition of any Product rejected or not purchased by Company.
ARTICLE 49 - INDEMNITY
49.1	Supplier shall indemnify, defend and hold harmless Company, its affiliates, employees, officers and directors against any and all claims and actions brought by or on behalf of third parties (other than affiliates of Company) that may arise or be asserted, based directly or indirectly, upon death, personal injury or tangible property damage, claimed to have resulted from (1) the gross negligence of Supplier, or (2) willful acts of Supplier, or (3) an allegation of a manufacturing defect in the Products (excluding defects caused by or arising, directly or indirectly, out of any Specifications or other Company Proprietary Information supplied or written instructions given by, or on behalf of, Company, including but not limited to Materials purchased pursuant to Company’s instructions) in any of the Product sold to Company hereunder, except to the extent Company’s or any other entity, such as Company’s customer’s negligence contributed to the claim. Company shall cooperate with Supplier, at Supplier’s expense, in Supplier’s defense of any such claim or litigation. Supplier’s liability under this Article 49.1 shall be for direct damages only, except for death or personal injury claims.
49.2	Company shall indemnify, defend and hold harmless Supplier, its affiliates, employees, officers and directors against any and all claims and actions brought by or on behalf of third parties (other than affiliates of Supplier) that may arise or be asserted, based directly or indirectly, upon: (1) death or personal injury or tangible damage of any kind to any person or property claimed to have resulted from the gross negligence or willful acts of Company; (2) where Supplier has complied with the Specifications and/or with Company Proprietary Information supplied and Company’s manufacturing processes and written instructions given by, or on behalf of, Company in manufacturing the Product, except to the extent that any such claims or actions are attributable to the gross negligence or willful act(s) of Supplier or its Affiliates, and their respective officers, employees or agents; or (3) any product liability claim alleging a design defect or a manufacturing defect which manufacturing defect is the result of Supplier’s compliance with any Specifications or other Company Proprietary Information supplied or written instructions given by, or on behalf of, Company. Supplier shall cooperate with Company, at the Company’s expense, in Company’s defense of any such claim or litigation. Company’s liability under this Article 49.2 shall be for direct damages only, except for death or personal injury claims.
ARTICLE 50 - INFRINGEMENT
50.1	Supplier shall indemnify, defend and save harmless Company, its affiliates and their customers, agents, officers, directors, and employees (all referred to in this Article 50.1 as
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“Company”) from and against any losses, damages, fines, penalties and expenses (including reasonable attorney’s fees) that result from any claims (referred to in this Article 50.1 as “Infringement Claims”) brought against Company by or on behalf of a third party (other than an affiliate of Company) of which Supplier is promptly notified in writing by Company, arising from or in connection with the violation of a third party’s proprietary rights, including but not limited to trade-secret, proprietary-information, trademark, copyright or patent rights, to the extent they arise from the performance by Supplier of its obligations under this Agreement, except for such claims for which Company shall indemnify Supplier in accordance with Article 50.2. Supplier shall be solely in control of defending or settling, at its own expense, any demand, action, or suit on any such Infringement Claim. Company shall cooperate in good faith and assist Supplier, at Supplier’s expense, to defend any such Infringement Claim, and Company shall make no statement or take any action which might hamper or undermine Supplier’s defense or settlement thereof.

50.2	Company shall indemnify, defend and save harmless Supplier, its affiliates and their officers, directors, and employees (all referred to in this Article 50.2 as “Supplier”) from and against any losses, damages, fines, penalties and expenses (including reasonable attorney’s fees) that result from any Infringement Claims brought against Supplier by or on behalf of a third party (other than an Affiliate of Supplier) under or in connection with this Agreement to the extent they arise: (1) from the compliance by Supplier with written Specifications furnished or supplied by Company; (2) from the combination by Company of Product with other equipment, products or apparatus not furnished by Supplier, but for such combination there would be no direct infringement unless the combination is made with the prior written approval of Supplier; (3) from the modification of Product by Company or by a third party made after delivery by Supplier, unless the modification is made with the prior written approval of Supplier or unless the modification is necessary for the intended use of the Product; or (4) from the compliance by Supplier with any process or method of manufacture, assembly or testing at the express written request of Company. Company shall defend or settle, at its own expense any demand, action, or suit on any such Infringement Claim. Supplier shall cooperate in good faith and assist Company, at Company’s expense, to defend any such Infringement Claim.
ARTICLE 51 - INSURANCE
51.1	Supplier shall maintain and, unless the parties otherwise agree, cause Supplier’s subcontractors to maintain the following minimum insurance limits and coverages during the term of this Agreement:
(a)	worker’s compensation insurance as prescribed by the law of the State or nation in which work is performed by Supplier or Supplier’s subcontractors under this Agreement; and employer’s liability insurance with limits of at least $500,000 for each occurrence;

(b)	automobile liability insurance, if the use of motor vehicles is required in connection with the performance of Supplier’s obligations under this Agreement, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence;

(c)	commercial general liability (CGL) ISO 1988 or later occurrence form of insurance including contractual liability, products/completed operations with limits of at least
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$1,000,000 combined single limit for bodily injury and property damage liability for each occurrence. This insurance should be maintained for a period of at least three (3) years after termination of this Agreement;

(d)	excess/umbrella liability insurance with limits of at least $10,000,000 per occurrence and in the aggregate, following form to primary employer’s liability, automobile liability and commercial general liability insurance policies;

(e)	all-risk property insurance including business interruption in an amount equal to one hundred (100) percent of the replacement cost value of any building and/or equipment involved under this Agreement. Company shall be named as a loss payee as their interests may appear under this Agreement; and

(f)	where applicable, transit insurance including inland and ocean cargo with limits equal to one hundred (100) percent of the replacement cost value of the property being shipped.

(g)	All CGL and automobile liability insurance shall designate Company, its Affiliates and subsidiaries, its directors, officers and employees as additional insureds.

(h)	All such insurance should be primary and non-contributory and is required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Supplier shall apply on an excess basis. Supplier and its insurer(s) and anyone claiming by, through, under or on Supplier’s behalf shall have no claim, right of action or right of subrogation against Company and its end customers based upon any loss or liability insured against under the foregoing insurance.

(i)	Supplier shall, and shall cause its subcontractors to, furnish prior to the start of work by Supplier and/or Supplier’s subcontractors under this Agreement, Certificates of Insurance or adequate proof of the foregoing insurance including, if specifically requested by Company, copies of the endorsements and insurance policies. Supplier shall require Supplier’s insurance company to endeavor to notify Company within at least thirty (30) business days prior to cancellation of or change in any such policy. Insurance companies providing such coverage shall be rated by A.M. Best with at least an A- rating
51.2	Supplier shall allow Company’s representatives and representatives of Company’s insurance carrier to inspect Supplier’s plant(s) at which work is performed by Supplier under this Agreement at all reasonable times for fire, flood and other hazards to Company’s property or to any other property for which Company is or may be responsible or that Company must rely upon for the performance of this Agreement.
     ARTICLE 52 - INVOICING FOR PRODUCTS FOR COMMERCIALLY PURCHASED ITEMS
52.1	Orders will be invoiced based on price in effect at time of delivery and shall be paid in accordance with Article 5 PAYMENT TERMS.
52.2	Unless otherwise specified in an Order and subject to the terms of any Flexible Delivery Arrangement, for each shipment of Products or Commercially Purchased Items, Supplier
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shall: (a) render original invoice, showing Agreement and Order number; (b) render separate invoices for each shipment within twenty-four (24) hours after the preceding shipment; and (c) mail invoices to the address shown on the Order. Unless otherwise specified in an Order, if prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the delivery point to the destination as a separate item on the invoice, stating the name of the carrier used

52.3	Supplier’s invoices for every international shipment of Product or Commercially Purchased Items will include the following information for each item shipped: (a) a complete noun description in English (unless otherwise specified) consistent with the harmonized tariff schedule, (b) a statement as to the country of origin of the Product or Commercially Purchased Item, (c) Company’s comcode for the Product or Commercially Purchased Item, (d) the price paid or payable by Company for the Product or Commercially Purchase Item shipped, (e) related assists, (f) an itemization of all charges for services related to the international shipment of the Product or Commercially Purchased Item and whether these charges are included in the price paid or payable, (g) Supplier’s identification number, or in the absence of such number, the full address of Supplier, (h) the terms of sale, and (j) if required by the Law of the destination country, a list of all serial numbers for Products shipped.
ARTICLE 53 - INVOICING FOR SERVICES
53.1	Unless otherwise specified in an Order, Supplier’s invoices for Services shall be rendered upon completion of the Services as defined in the applicable statement of work or Order and shall be payable in accordance with the terms set forth in Article 5 PAYMENT TERMS when the Services as defined in the applicable statement of work or Order have been performed to the reasonable satisfaction of Company.
ARTICLE 54 - LIMITATION OF LIABILITY
54.1	NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES EXCEPT FOR SUCH DAMAGES OCCURRING AS A RESULT OF (1) THE PARTIES OBLIGATIONS AS SET FORTH UNDER ARTICLE 15.15 EPIDEMIC CONDITIONS, ARTICLE 37 CONFIDENTIAL INFORMATION, ARTICLE 48 IDENTIFICATION, AND ARTICLE 50 INFRINGEMENT; AND (2) INJURY OR DEATH TO PERSONS.
ARTICLE 55 - MINORITY, WOMEN AND DISABLED VETERAN OWNED BUSINESS ENTERPRISES
55.1	It is Company’s policy that Minority, Women and Disabled Veteran Owned Business Enterprise (MWDVBEs) as defined in Attachment I shall have the maximum practicable opportunity to participate in the performance of agreements. Supplier agrees to use its good faith efforts to award subcontracts to carry out this policy to the fullest extent consistent with the efficient performance of this Agreement. Supplier agrees to conduct a program that will enable MWDVBEs to be considered fairly as subcontractors and suppliers under this Agreement. In addition to these general conditions for MWDVBE support, Supplier agrees to
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use its good faith efforts to award subcontracts to MWDVBEs in support of this Agreement with the goal being a minimum aggregate value of ten percent (10%) of the annual dollar value of Company’s U.S. purchases to Supplier under this Agreement. This MWDVBE goal would apply to each year of this Agreement unless otherwise provided for in writing by Company.

55.2	The parties agree to work cooperatively to address any future MWDVBE requirements that Company’s customers may have.

55.3	Nothing in this Article shall affect or diminish the Supplier’s obligations as set forth in Article 31 ASSIGNMENT AND SUBCONTRACTING or any other articles of this Agreement.

55.4	Supplier shall submit to Company monthly reports of work with known qualified MWDVBEs in such manner and at such time as Company’s representative may prescribe. Such periodic reports shall state separately for MBEs, WBEs and DVBEs the subcontracted work that is attributable to Company. In instances where direct correlation cannot be determined, such MWDVBE payments may be established by Supplier comparing Company’s payments to Supplier, in that period, to total payments to Supplier from all of its customers, in that period, and then arriving at Company’s apportionment of such MWDVBE payments.

55.5	Company agrees that Supplier’s obligations under this Article 55 shall apply only to manufacturing and repair sites in the United States involved in the performance of this Agreement.
ARTICLE 56 - NON-SOLICITATION
56.1	Company and Supplier shall use commercially reasonable efforts not to directly solicit for employment, any of the other party’s technical or management employees who work on projects under this Agreement, or with whom either party may have formal contact with or whose name or qualifications become known to a party hereunder, for the period of this Agreement and extending for sixty (60) days thereafter, except that a party shall not be precluded from soliciting any such person: (a) who has been terminated as an employee by the other party prior to commencement of employment discussions with the party, or (b) who has ceased to be an employee of the other party provided six (6) months has passed from the date of ceasing to be such an employee. So long as neither party or a recruitment firm hired by it directly solicits an employee of the other to commence employment with a party to this Agreement, all inquiries and employment decisions made on the basis of “indirect” solicitation shall be permissible under this Agreement. For purposes of this Article, an “indirect solicitation” may include, but not be limited to, passive posting of job descriptions on each company’s web site, where a current or former employee of a party to this Agreement applies for such a position without direct encouragement (in whatever form) stemming directly from such party.
ARTICLE 57 - OFFSETTING OF INVOICES
57.1	Neither party shall offset any invoices.
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CONTRACT NO. HO32050265
ARTICLE 58 - ORDERING COMPANIES AND SUPPLIER ENTITIES
58.1	Company or any Lucent Affiliate, U.S. and foreign, as may be designated in writing by Lucent Technologies Inc., may order under this Agreement. For the purpose of this Agreement, the term “Company” shall mean the corporation or other entity that enters into or issues an Order under this Agreement. A “Lucent Affiliate” is an entity, at least ten percent (10%) of whose voting stock or other form of ownership interest is owned directly or indirectly by Lucent Technologies Inc. (“Lucent”). Any Order issued under this Agreement will be a contractual relationship between the ordering Company and the Supplier. Company agrees to place Orders, rather than a Lucent Affiliate, if Supplier reasonably requests, and Supplier has a commercially reasonable business justification for such requests.
58.2	Supplier warrants and represents to Company that it has the authority to bind Supplier and Supplier’s affiliates to the terms and conditions of this Agreement, including but not limited to pricing. For purposes of this Agreement, “Supplier” shall include any corporation, partnership, entity, or venture, at least fifty percent (50%) of whose voting stock or ownership interest is owned directly or indirectly by Supplier.
58.3	Should an Order be placed by an international ordering Company, commercially reasonable efforts will be made by Supplier to facilitate Order placement with the corresponding or appropriate Supplier international entity with additional terms and conditions to address unique country terms and conditions such as shipping terms, currency and choice of law as agreed to in writing by the parties acting reasonably.
58.4	Company subcontractors designated by Company in writing may order Products under this Agreement, subject to Supplier’s approval which approval shall not be unreasonably withheld. Any Order issued by a Company subcontractor will be a contractual relationship between Supplier and such subcontractor. Company agrees to place Orders, rather than a subcontractor of Company, if Supplier reasonably requests, and Supplier has a commercially reasonable business justification for such requests.
ARTICLE 59 - PUBLICITY
59.1	Neither party shall, without the prior written consent of the other party, publicly announce the existence of this agreement or disclose its contents.
ARTICLE 60 - RELEASES VOID
60.1	Neither party shall require (a) waivers or releases of any personal rights or (b) execution of documents which conflict with the terms of this Agreement from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding relating to this Agreement.
ARTICLE 61 - SEVERABILITY
61.1	If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Agreement, but rather this entire Agreement shall be construed as if not containing the particular invalid or
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unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.
ARTICLE 62 - SURVIVAL OF OBLIGATIONS
62.1	The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.
ARTICLE 63 - TAXES, DUTIES AND INSURANCE CONTRIBUTIONS PAYABLE BY SUPPLIER
63.1	Except as otherwise provided in this Agreement, including in Article 64TAXES PAYABLE BY COMPANY, and unless otherwise agreed to by the parties, all duties (excluding any duties or fees relating to the shipment of Products or Commercially Purchased Items), taxes, and all social insurance contributions arising out of or in connection with Supplier’s performance of this Agreement will be paid by Supplier. The parties agree that the prices or rates stated herein include all such charges and that such prices or rates will not be changed hereafter as a result of Supplier’s failure to include therein any applicable duties, taxes or insurance contributions. Supplier shall indemnify and hold Company harmless from its failure to make such payment or contributions.
ARTICLE 64 - TAXES PAYABLE BY COMPANY
64.1	Company shall be responsible for all sales, value added, goods and services taxes, or other similar types of transfer taxes (referred to herein in this Article 64 collectively as “Transfer Taxes”) with respect to the prices paid for Products, Commercially Purchased Items or amounts paid for Services under this Agreement, and Company agrees to reimburse Supplier for any such Transfer Taxes paid by Supplier. Supplier will not charge an otherwise applicable Transfer Tax if the Product, Commercially Purchased Item or Services pricing is exempt from Transfer Tax and the Company furnishes to Supplier a valid exemption certificate. In particular regard to value added taxes or other similar taxes on turnover and related charges, Supplier will charge and Company will pay any particular VAT over and above the stated prices for Products, Commercially Purchased Items and Services. If Supplier is required by Law to charge VAT, Supplier will ensure its invoices are in the proper form to enable the Company to claim input VAT deductions. If Supplier does not need to charge VAT, but the Company is required by Law to account for such VAT (for example, where a “reverse charge” procedure applies), the Company accepts all responsibility and liability for accounting for the VAT properly. Transfer Taxes payable by the Company shall be billed as separate items on Supplier’s invoices and shall not be included in Supplier’s prices or otherwise compensated pursuant to any other provisions of this Agreement.
64.2	Subject to the provisions of Article 4 SUPPLIER COMPENSATION and this Article 64, Supplier shall be responsible for all other taxes. Notwithstanding any other provision of this Agreement, Supplier shall be solely liable for taxes based on Supplier’s net or gross income, and Transfer Taxes imposed on Material purchases by Supplier and any such Transfer Taxes shall not be included in Supplier’s compensation under this Agreement. Supplier shall indemnify and hold the Company harmless for Supplier’s failure to timely pay or withhold taxes resulting from Supplier’s performance under this Agreement.
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64.3	In order for Company to qualify for tax benefits on Products exported from the United States by Company, Supplier shall, upon request by Company, provide Company with documentation, within forty-five (45) days of such request, that identifies and substantiates the FMV of the Product content which is manufactured by Supplier or purchased by Supplier from manufacturers outside of the United States. If Company shall have requested the aforementioned documentation, Supplier shall provide Company with timely notice if Supplier has knowledge of any information that would cause the FMV of the Product content manufactured by Supplier or purchased by Supplier from manufacturers outside of the United States to either change by ten (10) percent or exceed fifty (50) percent of the selling price charged to Company for each Product being reported.
ARTICLE 65 - TITLE TO MATERIAL CONSIGNED BY COMPANY
65.1	Supplier acknowledges and agrees that unless otherwise agreed, Company has and shall have at all times all right, title and interest in Material furnished directly or indirectly to Supplier by Company under this Agreement (“Lucent Technologies’ Consigned Material”). Supplier shall, within ten (10) days of receipt of the Lucent Technologies’ Consigned Material, notify Company of any claims for quantity variation or quality problems in the Lucent Technologies’ Consigned Material furnished to Supplier. Supplier assumes responsibility for any loss or damage to such Lucent Technologies’ Consigned Material and shall be liable for the full actual value of the Lucent Technologies’ Consigned Material with the exception of loss due to normal waste, shrinkage, breakage or other spoilage, reduction in moisture content, etc. Supplier shall store the Lucent Technologies’ Consigned Material safely, indoors in protected areas approved by Company at Supplier’s facility. If Supplier removes all or any part of the Lucent Technologies’ Consigned Material from one building to another, Supplier shall continue to be responsible for loss and damage and Supplier shall give Company at least ten (10) days advance notice of the removal except when the removal is required during Supplier’s manufacturing process or to protect the Lucent Technologies’ Consigned Material from damage or loss.
65.2	Upon reasonable prior notice and subject to the terms of Article 32 ATTENDANCE AT SUPPLIER’S FACILITY, Company may inspect, inventory and authenticate the account of the Lucent Technologies’ Consigned Material during Supplier’s normal business hours. Supplier shall provide Company access to the premises, subject to Article 33 AUDIT, wherein all such Lucent Technologies’ Consigned Material is located. Wherever practicable, the Lucent Technologies’ Consigned Material shall be kept segregated in an area marked “PROPERTY OF LUCENT TECHNOLOGIES”.
65.3	Supplier shall use the Lucent Technologies’ Consigned Material only in the manufacture or repair of Products furnished to Company unless otherwise agreed in writing by Company.
65.4	Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively, “Encumbrances”) to be placed on any Lucent Technologies’ Consigned Material. Supplier shall give Company immediate written notice should any third party attempt to place or place an Encumbrance on such Lucent Technologies’ Consigned Material. Supplier shall indemnify and hold Company harmless from any such Encumbrance. Supplier shall, at Company’s request, promptly execute a “protective notice” UCC-1 form for Lucent Technologies’ Consigned Material located in the United States, or such other documents reasonably necessary in non-US jurisdictions to enable Company to protect its interest in such Lucent Technologies’ Consigned Material. The parties agree that
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CONTRACT NO. HO32050265
this Agreement shall constitute the security agreement required by the UCC of the appropriate state in which the Encumbrance is filed, or the equivalent type of agreement in non-US jurisdictions.

65.5	The obligations assumed by Supplier with respect to the Lucent Technologies’ Consigned Material are for the protection of Company’s property. If Supplier defaults in carrying out Supplier’s obligations with respect to the Lucent Technologies’ Consigned Material under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may withdraw all or any part of the Lucent Technologies’ Consigned Material. Supplier shall, at Company’s option, return to Company or hold for Company’s disposition any or all of such Lucent Technologies’ Consigned Material (including any Scrap produced as a by-product) in Supplier’s possession at (a) request of Company, (b) expiration, cancellation or termination of this Agreement, or (c) the withdrawal of Lucent Technologies’ Consigned Material, as provided above.
ARTICLE 66 - TITLE TO TOOLS OWNED BY COMPANY
66.1	Supplier acknowledges and agrees that Company has and shall have at all times during the terms of this Agreement all right, title and interest in the tooling, fixtures, molds, dies, jigs, production machinery, assembly machinery, testing equipment, and related items (collectively referred to as “Tool(s)”) owned and furnished at no cost by Company to Supplier, Tools that Company has fully paid Supplier to develop or procure or Tools that is co-developed at Company’s expense for use under this Agreement. Supplier shall:
(a)	be responsible for the safekeeping of the Tools, assume all risks of loss or damage to the Tools and be liable for the replacement value of such Tools except for reasonable wear and tear;

(b)	maintain and use the Tools in accordance with all applicable country-specific safety requirements, codes or standards, and keep in force a policy of workers’ compensation insurance as prescribed by the law of the state and/or country in which work is being performed, or such other comparable insurance. Supplier may procure whatever additional insurance Supplier deems appropriate. Supplier agrees that Supplier, Supplier’s insurer(s) and anyone claiming by, through, under, or in Supplier’s behalf shall have no claim, right of action, or right of subrogation against Company or Company’s customers based on any loss or liability insured against under any policy of insurance. Supplier agrees to defend (at Company’s request), indemnify and hold harmless Company and Company’s customers from and against any and all losses, damages, expenses, claims, demands, suits, fines, penalties and liabilities (including reasonable attorney’s fees) of any kind and nature whatsoever (including but not limited to claims resulting from injuries or death to person or damage to property) in any way arising out of or resulting from Supplier’s maintenance, ownership, possession, operation, use, condition, storage, or movement of the Tools or any accident in connection therewith;

(c)	permanently mark or if impracticable to do so then affix labeling stating that the Tools is the property of Lucent Technologies. For purposes of this clause, the term “Lucent Technologies” shall be deemed to mean Lucent Technologies Inc., or the Lucent Technologies Inc., affiliated or associated company which owns the Tools, as applicable;
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CONTRACT NO. HO32050265
(d)	store such Tools, when not in use, on racks or in sections of Supplier’s plant(s) located at Supplier’s factory of manufacture, marked “PROPERTY OF LUCENT TECHNOLOGIES”. If Supplier removes all or any part of the Tools from one building to another, Supplier shall continue to be responsible for loss and damage and Supplier shall give Company at least ten (10) days advance notice, in writing, of the removal except when the removal is required during Supplier’s manufacturing process or to protect the Tools from damage or loss. Supplier shall send to Company once a calendar quarter an updated Tools inventory list, including equipment upgrades;

(e)	use the Tools only in the manufacture or repair of Product or performance of Services furnished to Company, unless otherwise agreed to in writing by Company, and deliver the Tools to Company upon demand, properly packaged and crated for transport, FCA (Incoterms 2000) Supplier’s facility at a mutually agreeable charge for removal, packing, or crating.

(f)	maintain Tools in good working condition in accordance with Article 7.2. All repair and replacement parts shall be deemed Tools and shall be subject to the terms of this Agreement. At any time when Supplier proposes replacing the entire Tool because (a) Tool life has been expended or the Tools are worn beyond economical repair, or (b) design changes by Company necessitate modification or complete replacement, Supplier shall first obtain Company’s written approval, and the resulting replacement Tools shall be at Company’s expense and subject to the terms of this Agreement.

(g)	Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as “Encumbrance”) to be placed on any Tools. Supplier shall give Company immediate written notice should any third party attempt to place or place an Encumbrance on such Tools. Supplier shall indemnify and hold Company harmless from any such Encumbrance. Supplier shall, at Company’s request, promptly execute a “protective notice” UCC-1 form for Tools located in the United States, or such other documents reasonably necessary in non-US jurisdictions to enable Company to protect its interest in such Tools. The parties agree that this Agreement shall constitute the security agreement required by the UCC of the appropriate state in which the Encumbrance is filed, or the equivalent type of agreement in non-US jurisdictions.

(h)	Company may inspect, inventory, and authenticate the account of Tools furnished under this Agreement during Supplier’s normal business hours. Supplier shall provide Company access to the premises where all such Tools is located. The obligations assumed by Supplier with respect to Tools furnished under this Agreement and/or an Order are for the protection of Company’s property. If Supplier defaults in carrying out Supplier’s obligations under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may withdraw all or any part of the Tools and Tools drawings, or both. Supplier shall, at Company’s option, return to Company or hold for Company’s disposition (free of restrictions) any or all of such Tools and Tools drawings in Supplier’s possession at (a) the completion of the Order, (b) expiration, cancellation or termination of this Agreement, or (c) the withdrawal of Tools, as provided above;
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(i)	Supplier will immediately release any Tools per and upon Company’s request; and

(j)	Supplier’s obligations under this clause shall survive the expiration, cancellation or termination of this Agreement or Order.
66.2	In those situations in which Company has requested Supplier to develop or subcontract on Company’s behalf the development of Tools for Company and the parties agree to amortize the price of the Tools over a mutually agreed to quantity of Products purchased by Company from Supplier pursuant to this Agreement, title and ownership of the Tools shall pass to Company once the price charged by Supplier for said Tools has been fully paid by Company pursuant to the agreed to amortization schedule. However, Company shall have the right to take title of the Tools at any time by paying in full the agreed to price for said Tools.
ARTICLE 67 - TOXIC SUBSTANCES AND PRODUCT HAZARDS
67.1	Supplier agrees that, where required by Law, it shall provide to Company for any new products that are added to this Agreement or changes made to an existing Product furnished under this Agreement, a product safety data sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder, or a product information sheet required by equivalent international Laws.
ARTICLE 68 - WAIVER
68.1	The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SOLECTRON CORPORATION		LUCENT TECHNOLOGIES INC.

By:	/s/ Michael P. Hartung	By:	/s/ Jose A. Mejia

Name:	Michael P. Hartung	Name:	Jose A. Mejia
Title:	VP Sales Operations	Title:	President, Supply Chain Networks
LUCENT TECHNOLOGIES AND SOLECTRON CORPORATION PROPRIETARY

Attachment A
Contract No. HO32050265

Issue No.1
Per Unit PCBA Pricing Formula
Unless otherwise agreed to by the parties, PCBA pricing will be determined using the per unit pricing formula shown below.
[ *** ]

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies Inc and Solectron Corporation Proprietary

Attachment A
Contract No. HO32050265

Issue No.1
[ *** ]

***	This page has been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies Inc and Solectron Corporation Proprietary

Attachment B
Contract No. HO32050265

Issue No. 1
FLEXIBLE DELIVERY ARRANGEMENTS
Program Summary
Company and Supplier will mutually agree on the Products to be included in a Flexible Delivery Arrangement. Company will issue a blanket Purchase Order to Supplier for each Product included in a Flexible Delivery Arrangement for billing and shipping purposes. Any quantity specified in a Blanket Order is for administrative purposes only and is not a commitment to purchase.
Under a Flexible Delivery Arrangement, Supplier will purchase Material to Forecast and manufacture Product to Forecast up to the point of completion agreed to by Company and Supplier. After receipt of Company’s authorization to ship specifying the quantity and date required, Supplier shall perform any remaining manufacturing operations and ship. Local procedures for issuing and fulfilling Company’s authorization to ship requests shall be agreed to by Supplier and Company’s ordering locations.
If requested by Company, Supplier agrees to provide upside flexibility to Forecast at the Product family level by establishing finished goods or sub-assembly buffers. The specific buffer sizing formulas will be agreed to by Supplier and Company’s ordering locations. Company shall be liable to Supplier for finished goods inventory, work-in-process, and Material pursuant to Article 10 and 11 of the Agreement.
Any demand above Forecast and the agreed to upside flexibility limits will be available at the total assembly lead-time which is the sum of manufacturing lead-time and longest Material lead-time. Supplier will use best commercial efforts to improve Material availability on an ongoing basis. Company will assist Supplier in implementing vendor-managed inventory or other flexible delivery programs for component commodities that are identified as Company Managed Material.

Attachment C
Contract No. HO32050265

***	This page has been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

Attachment D
Contract No. HO32050265

Issue No. 1
Design Service Fees
The following Design Service rates and fees shall apply as of the Effective Date and may be amended from time to time upon agreement of the parties. All rates and fees are “Not to Exceed” during the Initial Term and are subject to negotiation in good faith between the Company and Supplier on a per project basis.

Description of
Services to be Provided	Hourly Rate	Deliverable
Physical Layout/Design	[ *** ]	Automated DFM PCB Fab & Assy release package, softcopy
Electrical Design	[ *** ]	Specifications, architectural design, signal integrity, EMI Analysis
Mechanical Design	[ *** ]	3D concept, 2D ANSI documentation, industrial design concepts, tooling selection & management
Thermal Engineering	[ *** ]	Thermal analysis & lab verifications
Test Hardware Development/Qual/Debug	[ *** ]	Test fixture and associated test equipment with complete documentation package
Test Software Development Enhancement/Debug	[ *** ]	Software test program and complete documentation package
Re-Engineering Consulting	[ *** ]	Value engineering package consisting of BOIV analysis, schematic & mech component review, posted ROI
Tooling Design	[ *** ]	Value engineering package consisting of stencil, wave pallet, test/fab fixture, flying probe development, etc.
Shock Testing	[ *** ]	Company conducts tests, documents results & recommends action
Vibration Testing	[ *** ]	Company conducts tests, documents results& recommends action
PCA Cross Sectioning*	[ *** ]	Photo of results, softcopy
X Ra Analysis (Fein Focus)*	[ *** ]	Softcopy of images
Optical Microscopy*	[ *** ]	Softcopy of images
Chamber Services (small)*	[ *** ]	Internal hardware structure and power distribution. Final test results.
Chamber Services (walk-in)*	[ *** ]	Internal hardware structure and power distribution. Final test results.
Conformance Services(Erg. Effort)*	[ *** ]	Identification of standards, pre-submittal, submittal to agency(s), agency approval

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies Inc and Solectron Corp. Proprietary

Attachment E
Contract No. HO32050265

Issue No. 1
NEW PRODUCT INTRODUCTION (NPI)
PROCESS
1.0	New Product Introduction Support by Supplier

1.1	Supplier acknowledges that the execution of an effective New Product Introduction (“NPI”) process is a critical competitive requirement for Company. As part of Company’s NPI process, the parties will develop and mutually agree upon a documented Program Plan outlining Program Goals for each new Product that Company intends for Supplier to manufacture pursuant to this Agreement. As such, the Supplier shall make commercially reasonable efforts to meet the Program Goals documented in the Program Plan. Supplier’s progress toward meeting the Program Goals shall be measured and managed by Company and Supplier.

1.2	For the purposes of this Attachment, “Program Plan” means Company’s documented plan outlining the Program Goals for a new Product that Company intends to have Supplier manufacture pursuant to the terms of this Agreement. An example of a template that could be used as a Program Plan is shown in Exhibit A to this Attachment. For the purposes of this Attachment “Program Goals” may mean but are not necessarily limited to Company’s goals for time to volume, time to market, target cost, volume cost and quality as identified in the Program Plan.

1.3	Supplier shall provide NPI managers and/or engineers to provide the Engineering and NPI Manufacturing Services outlined in Sections 2.0 and 4.0 of this Attachment. If requested by Company and upon mutual agreement of the parties on issues such as compensation for such services, Supplier shall co-locate for a mutually agreeable period of time the appropriate Supplier technical and business personnel with Company’s design teams to assist in the timely and smooth transfer of new Products from design into Supplier’s manufacturing process.

2.0	NPI Engineering Services

2.1	For any new Products that Company intends to have Supplier manufacture pursuant to the terms of this Agreement and where Supplier agrees to undertake such manufacturing services on Company’s behalf, Supplier agrees to provide the following Services to assist in the timely and smooth introduction of new Products into Supplier’s manufacturing process (“NPI Engineering Services”).
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
(a)	DFx Reviews — Supplier shall provide to Company detailed and complete reports within two (2) business days for PCBA’s and two to five (2 — 5) business days for complex optical assemblies after each design or stock list review or Prototype or Model build and generate any appropriate NPI Engineering Change Requests. Supplier is responsible for establishing and managing a DFx and stock list review schedule. Additionally, Supplier will conduct an electronic assembly audit and will incorporate results into the DFx report. Supplier will be responsible for tracking and archiving (for future reference), of all DFx issues identified during design and/or stock list reviews. Additionally, Supplier will be responsible for mitigation of DFx issues, which are mutually agreed to be within Supplier’s control. For the purposes of this Attachment, “DFx” means, but is not limited to, design for manufacturing, design for assembly, design for environment, design for test, design for reliability, design for ease of transition of manufacturing location, and design for the supply chain. The intention of DFx feedback is to identify opportunities to improve manufacturability, testability, quality, reliability, and to reduce cost and Product introduction interval. Supplier is expected to identify unusual anticipated manufacturing and/or test costs, and to suggest and initiate risk mitigation methods, and cost reduction opportunities once identified. The above DFx activities will be done at Supplier’s expense.

(b)	Stock List Reviews — Upon receipt of a preliminary Material stock list and subsequent updates from Company, Supplier’s shall outline Material costs, lead times, availability, quality rating, lifecycle, and risk assessment for the Material identified on the stock list. Supplier shall provide recommendations for risk mitigation, Material substitutions and alternative Material vendors through formal reports, and once agreed to by Company, through appropriate NPI Engineering Change Requests. All stock list reviews and alternative Material recommendations shall be consistent with Company’s Component Strategy and Preferred Vendor List. Supplier will collaborate with Company to define commodity sourcing strategies. The above stock list reviews will be done at Supplier’s expense.

(c)	Test Development — Supplier is expected to review Company developed test strategy, specifications, and requirements, however all modifications to such strategies, specifications, and requirements must be approved by Company. If requested by Company pursuant to an Order, Supplier shall develop test processes and programs associated with manufacturing process
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
verification including, but not limited to in-circuit test (ICT). Test development will be done on an as-ordered basis at fees set forth in Attachment D of this Agreement.

(d)	Packaging and Labeling — Supplier shall be responsible for suggesting and recommending for Company approval any new packaging and labeling required for all new Products that Supplier would manufacture pursuant to the terms of this Agreement. Packaging development will be done on an as-ordered basis at fees set forth Attachment D of this Agreement.

(e)	Manufacturing Process Development and Tooling — Supplier shall be responsible for the development of any Product specific assembly or test processes or in-circuit or functional test equipment and/or software, stencils, fixtures, tooling, etc. that are required to support the manufacture of any new Products by Supplier pursuant to the terms of this Agreement. The costs and the parties’ responsibilities associated with the actual fixtures, tooling, and test equipment are set forth in Section 3.0 of this Attachment.
2.2	In addition to NPI Engineering Services outlined in Section 2.1 of this Attachment, Company may request, on an as-ordered basis, Supplier to provide design services in support of new Product introduction. Such design services shall be provided at fees set forth in Attachment D of this Agreement.

3.0	Fixtures, Tooling and Test Sets

3.1	In accordance with Article 7 — CAPACITY PLANNING AND PRODUCT FORECASTING of the Agreement, Supplier shall be responsible for funding any costs associated with providing the necessary Tooling to support of Company’s NPI requirements, unless such Tooling is unique to the manufacture of a new Product, in which case, Company will be responsible for such costs.

4.0	NPI Manufacturing Services

4.1	Supplier shall provide to Company, on an as-ordered basis, NPI Manufacturing Services to Company as part of the NPI process. For the purposes of this Attachment, “NPI Manufacturing Services” means manufacturing services performed by Supplier in the period prior to the agreement of both parties to the successful completion of product design validation. These Services are in addition to the NPI Engineering Services described in Section 2.0 of this Attachment. The scope of Supplier’s NPI
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
Manufacturing Services to Company may include, without limitation, the following:
(a)	Material stock list procurement and inventory stocking at best commercially negotiable pricing, including procurement and evaluation of samples as required, using fully qualified components;

(b)	manufacture of Product Prototype and Model units;

(c)	ensure manufacturing and ICT capabilities and capacities are in place to meet NPI and projected production forecasts; and

(d)	repair and/or modify Product Prototype and Model units as required and within reasonable intervals.
For purposes of this Attachment, “Prototypes” are either: (a) assemblies intended for laboratory evaluation of performance or software development and manufactured to standards of acceptable workmanship or (b) assemblies intended to evaluate form, fit, and function and must meet Company’s Product Specifications. “Models” are assemblies intended to determine what, if any, changes might be required to the design, assembly and test processes or the Specifications before the Product is ready for volume production and must meet Product Specification and specified targets for quality, reliability and yield, unless otherwise agreed to by Company in writing.

4.2	Pricing for the manufacture of Product Prototypes and Models shall based on the parties mutual agreement of Material cost plus Supplier’s value add for each Prototype and Model build requested by Company. At Company’s request, Supplier shall submit an appropriate quotation to Company for the applicable NPI Manufacturing Service herein described.

4.3	Company will provide Supplier with a written statement of requirements that details the Product Prototype or Model build quantities and dates, test requirements, etc. The parties shall subsequently jointly develop a project plan that includes milestones and relevant due dates in support of said requirements. During the NPI process, Supplier shall provide to Company regular written progress reports on at least a weekly basis. All such reports shall include, but not necessarily be limited to, the following information:
(a)	status of Supplier’s progress toward meeting the required Product Prototype or Model build quantities and dates;
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
(b)	short description of problems or potential problems, if any, preventing Supplier from meeting the said quantities and build dates and recovery method proposed in order to meet the said quantities and build dates;

(c)	quality levels, defects/repairs, assembly and test issues/problems (both resolved and unresolved) encountered during NPI Prototype and Model builds, including those attributed to Product design issues and/or Material quality problems; and

(d)	any other information related to the NPI Manufacturing Services as may be reasonably requested by Company.
4.4	Supplier will perform such NPI Manufacturing Services and deliver any requested deliverables to Company in accordance with the agreed upon schedule applicable to such deliverable. Additionally, Supplier agrees to:
(a)	provide delivery of Prototype or Model builds to Company within three business days for Company’s Stinger, APX and TNT/MAX Product families and five (5) business days for all other Product families after all parts and documentation are available to Supplier, unless otherwise agreed by parties in writing. Such agreement of other than five (5) business day delivery would be the result of circumstances such as unusually low Model yield or unusually high Prototype or Model numbers; and

(b)	acknowledge receipt and respond with status to NPI and redesign related Engineering Change Orders issued by Company within 24 hours of receipt.
4.5	Supplier shall schedule NPI Manufacturing Services in such a manner as to ensure that the Product Prototype or Model build activity will not adversely impact Supplier’s manufacturing capability to meet Company’s Product Orders, and vice versa.

5.0	Advanced Technology Development

5.1	Company and Supplier will develop means for Company to share its Product technology roadmaps and future manufacturing technology requirements and for Supplier to share its manufacturing technology development plans in order to address technology requirements to support Company’s future products.
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
5.2	It is expected that the results of applicable Supplier-funded development programs will be made available to the Company for inclusion into Company’s DFx guidelines, as appropriate.

5.3	Supplier is expected to assist Company in keeping Company’s DFx guidelines up to date, both through review of Company designs and the DFx change management process. Company’s right to use any Supplier-funded development for Company’s DFx guidelines will be per Article 39 of this Agreement.
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
EXHIBIT A
PROGRAM PLAN
EXAMPLE ONLY —
THE APPLICABLE PROGRAM PLAN WILL BE DISCUSSED AND MODIFIED
BY THE PARTIES AS NEEDED
A.	GENERAL PRODUCT AND SUPPLY CHAIN INFORMATION

I.	PRODUCTS:

Name:	Company Part No:	Description:	Delivery Point

II.	SUPPLIER MANUFACTURING SITES:

Country:	Address:
III.	NPI PROJECT MANAGEMENT:

COMPANY :	SUPPLIER:
NPI Project Manager:	NPI Project Manager:
Email Address:	Email Address:
Phone Number:	Phone Number:
Fax Number:	Fax Number :
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
B.	NPI MANUFACTURING SERVICES

I.	PROTOTYPE BUILD REQUIRMENTS:

Target Prototype
	Target Prototype	Build Completion
Quantities Required	Build Star Dates:	Date:

II.	MODEL BUILD REQUIREMENTS:

	Target Model Build	Target Model Build
Quantities Required	Start Dates:	Completion Date:

III.	PROTOTYPE AND MODEL BUILD SPECIFICATION REQUIREMENTS:

Specifications Required	Date Needed

IV.	PROTOTYPE AND MODEL BUILD TEST REQUIREMENTS:

TEST TO BE PERFORMED DURING PROTOTYPE AND MODEL BUILDS

V.	AGENCY APPROVALS

Complete as appropriate

Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
C.	PRICING, MATERIALS AND DELIVERY

I.	PRICING SCHEDULE:

Name:	Company Part Number:	Prototype Price	Prototype Quantity:

II.	PURCHASE ORDER-RELATED TERMS:

(a)	Order Lead Time: Purchase Order lead-time for the Prototype units will be ___(___) days.

(b)	Long Lead-Time Materials (Components with lead-times beyond the above stated PO lead-time:

Company Part No.	Description	Material PO Lead-time

III.	UNIQUE MATERIALS: The custom components relative to the Product are as follows:

Part No.	Description	Supplier

Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
D.	QUALITY, TEST TECHNOLOGY

I.	SPECIFICATIONS

The following documents constitute the Specifications for the Product described in this Attachment and are hereby incorporated into this Agreement by reference:

Title	Company Part No:	Date:

II.	TEST PROCESS SUMMARY

The Test Process Summaries, or brief description of the tests to be performed, for the Product described in this Addendum are referenced below. Actual Test Process Summaries, if applicable, will be attached to this signed Product Plan and are hereby incorporated into this Agreement by reference:

Company or Supplier Part No, if
Title or Test Process	applicable:	Date:

III.	PRODUCT SPECIFIC QUALITY PLANS

The following documents, which may be revised from time to time by Lucent, constitute the Product Specfic Quality Plans for Supplier with regard to the Product described in this Addendum and are hereby incorporated into this Agreement by reference:

Title	Part No:	Date:
Product Specific Quality Plans

(a)	PRODUCT SPECIFIC QUALITY GOALS

The following goals from the Product Specific Quality Plans incorporated in section III above should be met by the Supplier:

		Steady	Mean
Comp	Dead	State	Time		First					Post
any	on	Return	Between	Incoming	Article		Functional	Burn-	Functional	Pack
Part	Arrival	Rate	Failures	Inspectio	Inspectio	ICT	Test 1	In	Test 2	Audit
No.	(DOA)	(SSRR)	(MTBF)	n Yield	n Result	Yield	Yield	Yield	Yield	Yield

IV.	MANUFACTURING TECHNOLOGY, EQUIPMENT, LABOR, MATERIALS AND FACILITIES Unless otherwise agreed in this Section IV, Supplier will provide all technology, equipment, labor, materials and facilities required to perform the scope of work. Identify any manufacturing technology, equipment, labor,
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment E
Contract No. HO32050265

Issue No.1
materials and/or facilities to be provided by Company in connection with the Products covered by this Addendum.

V.	TEST EQUIPMENT AND FIXTURES

Description	NRE (if any)

VI.	SPECIALIZED TOOLING: Items of Tooling built and/or used for the Product:

Description	NRE (if any)

E.	PROGRAM GOALS

Objective:	Goal:
Time to Market/General Availability
Time to Volume Production
Target Cost at Market Introduction
Volume Production Cost Target
F.	OTHER PRODUCT SPECIFIC TERMS AND CONDITIONS

(Complete as appropriate)

G.	SIGNATURES
ACCEPTED AND AGREED:

COMPANY	SUPPLIER
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:
Lucent Technologies and Solectron Corp. Proprietary Information

Attachment F
Intentionally Deleted

Attachment G
Contract No. HO32050265

Issue No. 1
REPAIR SERVICE AND RETURN (“RS&R”)
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
TABLE OF CONTENTS
Article 1 SCOPE
Article 2 BUSINESS RELATIONSHIP
Article 3 QUALITY
Article 4 GENERAL REPAIR REQUIREMENTS
Article 5 RS&R PROCESS REQUIREMENTS
Article 6 DELIVERY AND TRANSPORTATION
Article 7 RISK OF LOSS AND DAMAGE
Article 8 PRICES
Article 9 INVOICING AND PAYMENT
Article 10 SUPPLIER’S REPAIR WARRANTY
Article 11 CANCELLATION OF REPAIR ORDERS BY COMPANY
Article 12 REPAIR MATERIAL PROCUREMENT BY SUPPLIER
Article 13 PROGRAM MANAGEMENT AND PERFORMANCE REPORTING
Article 14 QUARTERLY PERFORMANCE REVIEWS
Article 15 RETURNED GOODS MATERIAL
Article 16 DEFINITIONS
LIST OF SCHEDULES
Schedule 1 Repair Prices for Products
Schedule 2 Format and Content of Supplier’s Reports to Company
Schedule 3 Format and Content of Supplier’s Repair Report to Company’s End Customer
Schedule 4 FMA Form
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
1.0	SCOPE

1.1	This Attachment addresses (a) the repair of Product by Supplier at Company’s request subject to Supplier’s obligations to Company as set forth in Article 23 — WARRANTY and Article 24 - REPAIRS NOT COVERED UNDER SUPPLIER’S WARRANTY of the Electronics Manufacturing Services Agreement No. HO32050265 made between Company and Supplier (the “Agreement”), of which this Attachment is made a part, and (b) other products manufactured by third parties. The Products subject to this Attachment are set forth in Schedule 1 hereto. The terms and conditions of this Attachment hereby incorporate by reference the terms and conditions of the Agreement.

1.2	Supplier agrees to provide repair and replacement services for Product during the Term of this Agreement and, if required by Company, up to [***] after Company’s Product discontinuance subject to availability of Material, Tools and agreement of prices and terms.

1.3	It is expressly understood and agreed by Supplier that the Agreement does not grant Supplier an exclusive privilege or right to repair or replace any or all Product purchased by Company under the Agreement. Company may perform the repairs or Company may contract with other suppliers for the required repair or replacement services.

1.4	All capitalized terms used and not otherwise defined in this Attachment shall have the respective meanings given to such terms in the Agreement. In the event that there is a conflict between the terms and conditions of this Attachment regarding Supplier’s or Company’s performance pursuant to this Attachment, as it relates to the repair of Products, and the terms and conditions of the Agreement, the terms and conditions contained in this Attachment shall prevail to the extent of such inconsistency.

2.0	BUSINESS RELATIONSHIP

2.1	Company’s Local Customer Support (“LCS”) organizations located in various regions throughout the world serve as Company’s logistics hubs for the Products identified in this Attachment. The Supplier shall be responsible for managing the Product repairs and Modifications during and after the Company’s warranty period to its end customers. Pursuant to the terms of this Attachment, Supplier will service Repair Orders from Company’s designated locations. For the purposes of this Attachment, references to Company’s LCS organizations shall include Company’s System Integration Centers, Charlotte Service Center, and other organizations that Company may designate from time to time.

2.2	Product Returns received by Supplier through the RS&R process outlined in Article 4 of this Attachment will consist of Company owned Products and Products owned by Company’s end customers needing repairs or Modifications. For those Products for which Company has determined that Supplier is responsible for performing the repair and/or Modification pursuant to this Attachment, the various LCS organizations will provide a Repair Order to Supplier authorizing Supplier to make the necessary repairs and/or Modifications to the Products in accordance with the Specifications.

2.3	Supplier agrees to provide feedback on all Products returned to Supplier pursuant to the terms of this Attachment. This feedback will allow Company to monitor and improve overall Product quality, reliability, and cost.

2.4	In addition to providing Repair Service, and Return to Company, Supplier may also perform at Company’s request, pursuant to the terms set forth in this Attachment, additional services specific to a Company location.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
3.0	QUALITY

3.1	Introduction

Except as provided for herein, Supplier shall meet the quality requirements of Company as set forth in Article 15 QUALITY of the Agreement. If Company rejects any or all Products repaired by Supplier for failing to meet the Specifications, Company may, in addition to all its other rights and remedies at law or equity, exercise one or more of the following remedies: (1) accept a conforming part of any shipment; or (2) have rejected Product replaced by Supplier at no additional charge to Company if commercially feasible and Product is available for replacement at commercially reasonable rates.
(a)	Supplier shall have a written quality plan to ensure that Product Returns repaired by Supplier meet Company’s quality standards. Such quality plan shall, at a minimum, include the following:
(i)	test procedures, documentation, and control;

(ii)	quality assurance, documentation, and control;

(iii)	final Products sampling and inspection audits;

(iv)	quality data collection, tracking, and reporting;

(v)	corrective actions;

(vi)	workmanship standard; and

(vii)	reliability standard.
3.2	Specifications

The Specifications listed below are hereby incorporated by reference, and shall be adhered to, as applicable, by Supplier in its performance of all activities pursuant to this Attachment. For clarification, the Specifications applicable to this Attachment include but are not limited to the following:
(a)	Product drawings, stock lists, change orders, change notices, PIMs, schematics, and test procedures, copies of which are in Supplier’s possession or Supplier has access. These Specifications will be updated by Company and distributed to Supplier via a database containing Product change history and detail or via other agreed upon methods;

(b)	repair quality assurance requirements per Specification # IPC-A-610 Rev. C Class II, Acceptability of Electronic Assemblies, or latest revision as specified by Company; IPC — 7711 Rework of Electronic Assemblies; IPC — 7721 Repair and Modification of Printed Wiring Boards and Circuit Pack Assemblies; J-STD-001C and J-STD-001B Soldered Electrical and Electronic Assemblies;

(c)	repair appearance standard per Specification # IPC-A-610 Rev. C Class II, Acceptability of Electronic Assemblies, or latest revision as specified by Company; IPC — 7711 Rework of Electronic Assemblies; IPC — 7721 Repair and Modification of Printed Wiring Boards and Circuit Pack Assemblies; and

(d)	requirements in the current version of Company’s Specification numbers X-21290, X-21292, and X-21293.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
3.3	Quality and Environmental Audits

The Supplier agrees to an on-site quality management system and environmental management system type audit (e.g. ISO 9001, ISO 14001, ANSI/ESD S20.20, and TL 9000) as well as on-site process evaluations by Company or Company’s designated representative. All on-site visits shall be at the Supplier’s and its subcontractor’s locations that repair Product or material used in Company’s final Product. The timing of such on-site visits is at the Company’s discretion, with a minimum two-week notification period. The Supplier agrees to implement and report the status of a corrective action plan for all unacceptable issues within an agreeable time frame as agreed to by Company and Supplier. The Supplier shall agree to have an improvement program in place, which will allow it to attain and maintain acceptable ratings or equivalent on all quality and environmental management system elements.

3.4	Failure Mode Analysis

If requested by Company, Supplier shall perform a failure mode analysis (FMA) for a negotiated fee, which at a minimum shall be at the field replaceable unit level. If FMA is required, Supplier is to use appropriate means to identify the Product so that the FMA is performed prior to any repair or Modification. Supplier shall record Material-level failures for the purpose of determining repetitive occurrences. Upon request from Company, Supplier shall identify root cause of failures and corrective action. Results are to be conveyed to Company within 14 calendar days, however this period may be extended if the FMA requires a third party evaluation. Results shall at least conform to Schedule 4. Additional requirements governing the content of FMA work may be provided by Company.

3.5	Repeat Return Rate

Supplier shall use its commercially reasonable efforts that the Repeat Return for all Products repaired by Supplier is less than [ *** ], or as otherwise specified by location, on an aggregate basis for the Products being repaired as shown in Schedule 1. The Repeat Return Rate is the number of returned items in a particular month that have been returned more than once in the last 6 months, divided by the total number of returns in that particular month. This metric will be reviewed on a quarterly basis.

3.6	Quality Improvement Goals and Requirements

As part of a program of continuous improvement, Supplier agrees to establish annual improvement goals for a series of key quality objectives. These key objectives shall include, but are not limited to:
a)	Repeat Return Rate, Unrepairable rate, and on-time delivery requirements, such as those specified in TL9000 and those in the Agreement;

b)	verification test and workmanship results; and

c)	in-circuit (if applicable and the parties have specifically agreed), functional and final system test yields.
Supplier agrees to track and report performance against the above goals on at least a monthly basis, and to commit the resources necessary for the attainment of these goals. Parties agree to negotiate in good faith a performance program with bonus and penalties for key objectives.

3.7	Change Control

All changes to Products, Specifications or processes by either Supplier or Company under this Attachment G, shall be in accordance with Article 20 — PRODUCT, SPECIFICATION, PROCESS CHANGES of the Agreement.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
4.0	GENERAL REPAIR REQUIREMENTS

4.1	At Company’s request, Supplier shall repair the Products listed in Schedule 1 and perform all the necessary tests specified by Company in order to verify compliance of the repair services being performed under this Attachment G. Supplier agrees to work with Company in support of Company’s maintenance agreements with its end customers concerning all required tests, ATP replacements and metrics.

4.2	Unless otherwise specified in the applicable Repair Order, Product Returns that have been successfully repaired and tested by Supplier shall be packed and labeled by Supplier. This shall be done in accordance with the applicable Specifications in the current version of Company’s Packing Specification PKG-91NJ1045.

4.3	Company shall provide Supplier with a unique location identifier. This location identifier, along with the date code, shall be incorporated by Supplier into the repair documentation of all Repaired Products as specified by Company to clearly identify the origin and date of repair for all Repaired Products.

4.4	Supplier shall participate in Company’s Warranty Eligibility System where applicable for the purpose of tracking Supplier’s Repair Warranty for all Repaired Product or Substituted Products. Supplier shall conform to Company’s Warranty Eligibility System (“WES”) requirements stated in Company Specification # WES-OEM, as may be modified from time to time by Company, a copy of which Supplier may obtain from Company’s Supply Chain Portal http://scportal.lucent.com website.

4.5	Unless otherwise specified by Company in writing, any Product which pass all tests (ATP/NTF) on 2 consecutive returns within a [ *** ] period without repair or Modification, shall be deemed to be Unrepairable Product and Supplier shall: (i) at no charge to Company, disposition the Product in accordance with Article 4.7, and (ii) at Company’s request and cost and if available, substitute equivalent Product (same vintage or higher and same form, fit and function) for the defective Product returned to Supplier. The Substituted Product must be noted on the shipping paperwork that Supplier provides noting the original and replacing serial numbers.

4.6	All Repaired Products shall be tested by Supplier or Supplier’s Repair Vendor in sufficient detail to verify compliance with the Specifications prior to delivery of Repaired Products to Company or Company’s end customer. To this end, Supplier shall comply with the current version of acceptance test Specifications. At Company’s request, Supplier shall develop and submit for Company’s review and approval acceptance test procedures for any Products not listed on Schedule 1 which Company requests Supplier to repair subsequent to the Effective Date. To the extent that the costs associated with the foregoing are not included in the Schedule 1 pricing methodology, Supplier shall charge the agreed upon fees for such services to Company as a separate, billable NRE for which Company shall issue Supplier a purchase order prior to the commencement of such services. Company will support, modify and provide test information from a database, with continued updates and changes. Unless otherwise agreed to by the parties, any changes to the test processes or Specifications shall be made in accordance with Article 20 -PRODUCT, SPECFICATION AND PROCESS CHANGES of the Agreement. Such acceptance test procedures shall describe, step-by-step, directions for preparatory operations, directions for making actual measurements or observations, and a statement of required values and limits. The acceptance test procedures shall also specify the test equipment used, test configurations, measurement tolerances, test conditions, environmental exposures imposed, upgrades and failure, repair, and Modification information.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
4.7	Any Product Return that: (a) Supplier cannot repair due to damage to the Product, (b) the parties mutually agree is beyond economic repair (Repair cost would be greater than 40% of new), (c) Supplier has attempted to repair and is unable, or (d) passes all tests on two consecutive returns within a 12 month period without repair or Modification, shall be deemed an Unrepairable Product and identified by Supplier to Company in writing indicating the Repair Order number, Product description, quantity and reason the Product Return could not be repaired. Additionally, Supplier shall perform one of the following steps: (a) if the Repair Order indicates “Return Junk Material — Yes” then Supplier shall ship the Unrepairable Product using standard precautions and packaging to the address shown on the Repair Order; or (b) if the Repair Order indicates “Return Junk Material — No” then such Unrepairable Product shall be deemed to be Scrap and Supplier shall dispose of it in accordance with Company’s guidelines for proper handling of scrap material. Supplier will not charge Company for Product Returns deemed Unrepairable. For out of warranty situations, Supplier and Company will mutually agree to continue or discontinue the repair effort.

4.8	For the Unrepairable Product specified in Article 4.7 above, Supplier shall use its commercially reasonable efforts to maintain an unsuccessful repair rate (“Unrepairable Rate”) no greater than [ *** ]. For the purposes of this Attachment, the Un-repairable Rate shall be calculated by dividing the number of Unrepairable Products in one month by the sum of the number of Unrepairable Products in the same month and the number of Repaired Products in the same month. This metric shall be reported monthly and reviewed on a quarterly basis.

4.9	Supplier shall accept the Repair Order number provided by Company to track order status when an Unrepaired Product is in Supplier’s possession. No RMA is required, unless by Company’s approval.

4.10	Supplier will notify Company when Supplier has established the repair capability for any newly manufactured Products which Company has requested Supplier to repair, any vintage or older Products that are not set forth on Schedule 1 and any other Products which Company has requested Supplier to repair, or when it has established a new Modification process to a Product. This information will be used to maintain Company’s sourcing database. Company will use reasonable efforts to notify Supplier at least one hundred twenty (120) calendar days in advance of declaring that repair services are no longer required for a Product or Product family.

4.11	At Company’s request, Supplier agrees to negotiate on a good faith basis to provide technical assistance for establishing pre-screening capabilities close to Company’s end customer, to avoid shipping good Product for repair.

4.12	For the purpose of improving the quality and reliability on all Material provided by Supplier, Supplier shall conform to Company’s Manufacturing Trouble Reporting and Analysis Program (“MTRAP”) requirements stated in Company Specification # MTRAP_Data Collection Requirements, as may be modified from time to time by Company, a copy of which Supplier may obtain from Company’s Supply Chain Portal http://scportal.lucent.com website.

4.13	For the purpose of allowing Company to electronically track repair orders throughout the supply chain, Supplier shall conform to Company’s e-repair data transmission requirements, as specified by Company.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
5.0	RS&R PROCESS REQUIREMENTS

5.1	Unless otherwise requested by Company and agreed to by Supplier, for those Product Returns which are sent to Supplier by Company’s various LCS organizations, the Charlotte Service Center, or by Company’s end customers and which are specifically addressed to Supplier as the repair location, Supplier shall comply with the process requirements set forth in this Article 5.1. The specific tasks to be performed by Supplier pursuant to this Article 5.1 are as follows:
(a)	verify contents of the shipment against the shipping manifest and notify the applicable LCS organization of any discrepancies in order to reconcile such discrepancies;

(b)	unpack Unrepaired Product and verify that the individual description and quantity on each Unrepaired Product matches the description and quantity on the shipping documentation. If the Unrepaired Product does not match the shipping documents, hold the Unrepaired Product in a separate holding area and notify the applicable LCS organization in order to reconcile such discrepancy;

(c)	de-trash all incoming Unrepaired Product packaging except clamshells, or other undamaged packaging, and dispose of all resulting trash through an authorized recycling vendor approved by Company;

(d)	perform any requested FMA services in accordance with Article 3.4 of this Attachment and any required Modifications;

(e)	test and repair per Specifications on average within 10 calendar days (the “Repair Interval”) calculated monthly and review quarterly.. The Supplier shall use its commercially reasonable efforts to ensure that the Repair Interval does not exceed 20 calendar days for any Repair Order and the number of open Repair Orders aged beyond the 10 calendar day Repair Interval does not exceed 10% of the total open Repair Orders. All Unrepairable Product shall be dispositioned in accordance with Article 4.7;

(f)	prepare hardcopy repair data report per Schedule 3 and include in the box with the Repaired Product;

(g)	pack and ship all Repaired Products as directed on the applicable Repair Order;

(h)	perform any required transportation management services in accordance with Article 6.0 and notify the appropriate LCS organization of any shipping issues relating to the shipment by Supplier of Repaired Product to the address specified on the Repair Order;

(i)	at Company’s request, transmit warranty information, as related to Supplier’s Repair Warranty, to Company or Company’s electronic warranty eligibility system;

(j)	transmit MTRAP reliability data to Company;

(k)	provide Company with a copy of Supplier’s open Repair Order report weekly, including promise dates and deliveries exceeding contractual intervals; and

(l)	provide Company with copy of Pre-Notification report per Schedule 2, daily, or as agreed to by both parties.
5.2	For all Product Returns received by Supplier under the RS&R process set forth in Article 5.1 above, Supplier shall ship Repaired Products within the specified Repair Interval shown in 5.1(e). In the event that the appropriate LCS organization fails to reconcile discrepancies identified in
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
Articles 5.1(a) or 5.1(b) above within four business (4) hours of the notice specified therein, the timing of the Repair Interval for such shipment shall be incremented by the amount of time needed to address the discrepancies. With Company prior approval and agreement of the parties on any additional costs to Company, Supplier shall use exchange stock to achieve required interval, if repair process will not meet timing requirements. Supplier must identify serial numbers of the pack replaced and the replacement pack. If, during this Repair Interval, Supplier is unable to meet their commitment, Company will request a Corrective Action Plan submitted to Company within two (2) business days after Company’s request.

5.3	Where delivery of Repaired Products is delayed due to the unavailability of any information, or other items to be provided by Company to Supplier, Supplier shall be afforded relief in the delivery requirement of such Repaired Products. Supplier shall provide to Company, in writing, as soon as possible but in any event no less than five (5) calendar days after receipt of Returned Product, the cause of any such delay in sufficient detail for Company to evaluate the appropriate relief in delivery date(s). Company shall notify Supplier of such relief, in writing, within five (5) calendar days of receipt of Supplier’s request for a change to delivery dates.

5.4	If applicable, Supplier shall provide a toll-free customer service line for questions, statuses, escalations, etc. It shall be manned during normal business hours for a given repair location. Supplier shall also provide contact for emergency coverage, 24X7.

6.0	DELIVERY AND TRANSPORTATION OF PRODUCTS

6.1	Freight terms for Company’s shipments to Supplier originating outside of the country of Supplier’s repair location shall be DDU (Incoterms 2000) point of entry. Supplier shall, unless otherwise agreed, be the importer of record for such shipments. Any applicable duties shall be paid by Supplier and billed to Company as a separate charge on the Repair Order, with no markup.

6.2	Freight terms for Supplier’s shipments to Company of repaired Product not covered by Warranty shall be FCA (Incoterms 2000) Supplier’s dock. Supplier shall be exporter of record for Product shipped to a destination outside the country of repair. If no routing instructions are provided on the Repair Order, Supplier shall contact Company’s designated transportation services provider for instructions. Supplier shall pay any applicable export duties or taxes and bill them to Company as a separate charge with no markup. Prior to the first international shipment by Supplier to a new Company location, Supplier and Company shall review the documentation requirements to make certain both parties are in compliance with the applicable customs requirements.

6.3	Supplier shall be responsible for transportation costs, duties and taxes and risk of loss in-transit for Supplier’s shipments to Company of Product repaired under Warranty.

6.4	Supplier shall work with Company’s designated transportation claims company to facilitate the resolution of all claims for any shipping discrepancies.

7.0	RISK OF LOSS AND DAMAGE AND DELIVERY

7.1	Title to all Product Returns shall remain with Company or Company’s end customers, as the case may be.

7.2	Risk of loss and damage for Product Returns shall pass from Company to Supplier upon receipt of same by Supplier at its receiving dock. Supplier shall, at its expense, repair or replace Product lost or damaged by Supplier or, if unable to repair or replace the Product, refund to Company the Product price. Risk of loss and damage for Product Returns shall pass from Supplier to Company upon the occurrence of one of the following events:
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
(a)	The applicable Repaired Product is delivered by Supplier to Company’s transportation provider, in accordance with Article 6.;

(b)	The applicable Unrepairable Product is scrapped in accordance with Article 4.7, or otherwise dispositioned in a manner as the parties may mutually agree.
8.0	PRICES

8.1	The Repair and NTF prices for Products are shown on Schedule 1. Thereafter Repair and NTF prices will be reviewed semi-annually by the parties. Supplier shall provide repair price quotes for each Product to Company on or about Febuary 1 and August 1 of each year. Supplier and Company shall agree in writing to any proposed price revision by March 1 and September 1 of each year. All agreed upon changes in prices shall take effect on April 1 and October 1 of each year. The parties agree to negotiate the price revisions on a good faith basis taking into account significant changes in repair volumes and results of Supplier’s cost reduction program.

8.2	Prices for Repair for Products not included in Schedule 1 and for Modifications will be quoted by Supplier using the per unit formula of average Repair Material cost plus the sum of the loaded labor rate times the average repair hours.

8.3	Parties shall negotiate, on a local basis, an hourly rate for engineering time for Failure Mode Analysis (“FMA”) services described in Article 3.4 and performed by Supplier at Company’s request.

8.4	Supplier agrees to implement a cost reduction program that will be centered on Supplier’s transfers to lower cost repair locations, manufacturing expertise initiatives, new repair technologies, Repair Material cost reductions, productivity improvements, and automation of facilities and repair processes. In support of Supplier’s cost reduction program efforts, Company agrees to provide commercially reasonable assistance where necessary. Supplier agrees to use its commercially reasonable efforts to optimize efficiencies and to reduce the price of Repair. The price reductions shall be implemented in accordance with the semi-annual price revision process outlined in Article 8.1.

9.0	INVOICING AND PAYMENT

9.1	Supplier shall invoice Company with payment terms of [ *** ] for the repair of Products in accordance with the Prices set out in Article 8 when a Repaired Product has: (a) been delivered by Supplier to Company’s transportation service provider in accordance with Article 6, (b) scrapped in accordance with Article 25 of the Agreement , or (c) otherwise dispositioned in a manner agreed to by the parties. Unless otherwise requested by Company and agreed to by Supplier, Supplier’s invoices shall include the Order number, RMA or CMA number, quantities, description, process indicator (TF, ATP, Scrap or Modification), Comcode and Price for each of the applicable Products. If there are no charges associated with a repair order (i.e. warranty repairs, Unrepairable), Supplier will provide a “zero dollar” invoice to Company, acknowledging that no charges were assessed, and that the order can be closed out. Supplier will use its best commercial efforts to invoice all work no later than 90 days after Product has been shipped to Company.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
10.0	SUPPLIER’S REPAIR WARRANTY

10.1	Supplier warrants to Company Product repairs will be free from defects in workmanship and performed in accordance with the Specifications (the “Repair Warranty”). The Repair Warranty shall continue for a period of [ *** ] from shipment of repaired optical and switching Product and [ *** ] for repaired data and access Product or the remainder of Supplier’s original warranty (limited to those Products manufactured by Supplier), whichever is greater (The “Repair Warranty Period”). The parties agree that Sections 23.1 and 23.4 of the Agreement shall not apply to Product repairs. As Company’s sole remedy (except as provided in Articles 50 INDEMNITY and 54 LIMITATION OF LIABILITY of the Agreement), Product repairs not meeting the Repair Warranty will be, at Supplier’s option, repaired or replaced by Supplier at no cost to Company (provided that it is available on a commercially reasonable basis) and with outbound transportation costs, duties, and taxes, and risk of loss and damage in transit borne by Supplier. The parties agree that Section 15.14 of the Agreement shall not apply to Product repairs.

10.2	Supplier shall extend to Company the rights and warranties that Supplier received from the original Material vendor for the Material used in the repair of a Product in accordance with Article 23.3 — WARRANTY of the Agreement.

10.3	In addition to the scrap procedures specified in Article 25 — SCRAP of the Agreement, Supplier will collect and save all components removed from Returned Product exceeding a $100.00 USD value and request written approval from Company before scrapping. Supplier agrees to return such components to original manufacturer for repair or replacement or develop the capability to repair the component internally.

10.4	THE FOREGOING WARRANTIES IN SECTION 10.1 ABOVE ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

11.0	TERMINATION OF REPAIR ORDERS BY COMPANY

11.1	Company may at any time terminate a Repair Order or Repair Orders in whole or in part, upon written notice to Supplier and no further repair of Products pursuant to such terminated Repair Order or Repair Orders will be rendered by Supplier.

11.2	Company’s liability to Supplier with respect to such terminated Repaired Order(s) shall be limited to: (a) for Product Returns on which the repair process has begun, the repair price listed on Schedule 1 of this Attachment; and (b) for Product Returns on which the repair process has not yet begun, a flat fee of [ *** ] per unit. However, in no event shall Company’s liability exceed the Price identified in the applicable Repair Order for the repair of Products that are terminated. Such payment by Company shall constitute a full and complete release and discharge of Company’s obligations to Supplier with respect to the Repair Orders terminated in accordance with this Article 11.2.

11.3	Supplier shall deliver to Company any Repair Material, Unrepaired Product, and Repaired Product for which Company has paid Supplier pursuant to Article 11.2.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
12.0	REPAIR MATERIAL PROCUREMENT BY SUPPLIER

12.1	Supplier shall procure and store as necessary enough quantities of Repair Material to satisfy the requirements for the repair of Products by Supplier pursuant to this Agreement. Supplier shall manage and own the Repair Material inventory. Title to the Repair Material shall pass from Supplier to Company when the Repaired Products that incorporate said Repair Material is delivered by Supplier to Company’s transportation carrier in accordance with Article 6 of this Attachment, or when Supplier renders additional services to Company that incorporates the Repair Material. For certainty, the parties agree that except as detailed in Article 12.2 below, Company has no liability to purchase any Repair Material inventory from Supplier and the parties agree that Article 10 — EXCESS FINISHED GOODS AND WORK IN PROCESS INVENTORY and Article 11 — EXCESS UNIQUE RAW MATERIAL of the Agreement do not apply to Repair Material purchased by Supplier.

12.2	In the event Supplier receives a manufacture discontinuance notice for a Repair Material item and the item being discontinued does not have a replacement or substitute approved by Company prior to the last time buy date from the manufacturer, Supplier agrees to purchase and store such discontinued Repair Material item during the Term of this Agreement at a quantity specified in writing by Company. Supplier agrees to provide current on-hand inventory and historical usage of the discontinued Repair Material item to assist Company in determining the quantity to be purchased. Supplier’s aggregate inventory level for all discontinued Repair Material items at all repair sites shall not exceed [ *** ]. Company will maintain this limit by buying discontinued repair Material inventory over this cap at price paid by Supplier. Supplier agrees to store any discontinued Repair Material owned by Company, and Company agrees to pay on a quarterly basis a warehousing and managing fee of [ *** ] per month of the inventory value for such storage. At the expiration or termination of this Agreement, Company shall purchase from Supplier, at the price paid by Supplier, any discontinued Repair Material inventory Supplier owns and purchased at Company instruction.

12.3	Prior to ordering Material from a third party Material vendor to support the Repair of Products by Supplier for Company, Supplier agrees to first purchase, at agreed to prices and terms (provided the prices and terms including minimum order quantity are competitive with third party vendors), any equivalent conforming Material that is owned by Company or by a third party on behalf of Company, and Company has communicated to Supplier is for sale to Supplier.

12.4	Supplier shall adhere to Company’s Approved Vendor List (“AVL”) and specific Bills of Materials (“BOM”), as provided by Company, for the procurement of all Material used in the repair of Products unless otherwise agreed to in writing.

12.5	Should Company request that Supplier utilize the services of one or more third-party logistics providers or Material distributors in the procurement of Material, Supplier agrees to utilize the third party logistics provider(s) or Material distributor(s) selected by Company.

13.0	PROGRAM MANAGEMENT AND PERFORMANCE REPORTING

13.1	Supplier shall be responsible for all matters relating to the performance of any resulting Repair Order for the repair of Products, and additional services set forth in this Attachment, and shall ensure that the personnel and facilities necessary to perform all required tasks are assigned and made available at the times and places necessary to comply with the requirements set forth in this Attachment. A single individual shall be assigned by both Company and Supplier to serve as the Program Manager for managing Supplier’s activities and efforts pursuant to this Attachment.

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
13.2	Supplier shall establish and apply a program control system that:
(a)	provides for monitoring of all activities pursuant to this Attachment, clearly identifies and measures all milestones, reporting dates, completion dates, deliveries, and critical paths; and

(b)	provides management mechanisms for the prompt identification and mitigation of technical, delivery or any performance problems associated with the repair of Products or additional services performed by Supplier.
13.3	Company reserves the right to conduct special program reviews, as necessary, at either Company or Supplier’s facility as a result of Supplier’s action or in action in regards to Supplier’s performance of the requirements set forth in this Attachment.

13.4	Supplier shall submit weekly and monthly performance reports to Company in accordance with the requirements set out in Schedule 2 covering all repair of Products performed by Supplier during the previous business week or previous business month. These performance reports may be sent to Company via electronic or facsimile transmission, as otherwise agreed upon by Supplier and Company.

14.0	QUARTERLY PERFORMANCE REVIEWS

14.1	Supplier and Company will regularly review Supplier’s performance under this Attachment in the Quarterly Performance Reviews set forth in Article 27 of the Agreement. The agenda items will include the following items, as well as other items agreed to by the parties from time to time:
(a)	performance of Supplier;

(b)	review of Supplier’s cost reduction program; and

(c)	Company’s future repair business projections.
15.0	RETURNED GOODS MATERIAL (RGM)

15.1	Company may provide to Supplier a listing of certain RGM Products that Company intends to return to Supplier for re-certification testing. These RGM Products may be of unknown operational state. In the event any RGM Product fails the required testing, if testing is required, Company shall provide Supplier instructions for the disposition of RGM material. The parties shall agree on fees for RGM services on a case-by-case basis.
16.0	DEFINITIONS
“Agreement” has the meaning set out in Article 1.0, as the same may be amended, supplemented or modified by the parties thereto from time to time.
“ATP” shall mean All Tests Passed, otherwise known as “No Trouble Found”. A Product Return will be considered ATP if it passes all tests and procedures specified by Company, without further Modification or repair, in order to verify compliance of the repair services being performed by Supplier under this Attachment.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
“FMA” shall mean Failure Mode Analysis, which is a situational study requested by Company, used to diagnose failures. Reference Schedule 4 for detailed requirements.
“LCS” has the meaning set out in Article 2, “Business Relationship”.
“Modification” shall mean a required upgrade or change to a Product as a result of an Engineering Change Order initiated by Company.
“Product” shall mean Products listed in Schedule 1 as may be modified from time to time by written agreement of the parties.
“Product Return” shall mean any Product received by Supplier for repair.
“Repaired Product” shall mean a Product Return that has been repaired by Supplier and passed all the required testing set forth in the Specifications.
“Repair Interval” shall mean Repaired Product turnaround time and is measured in calendar days, starting when the Product Return arrives at Supplier’s dock with complete and correct documentation, and ending when the Repaired Product is either delivered by Supplier to Company’s designated transportation carrier in accordance with Article 6.0, or declared to be Unrepairable Product in accordance with Article 4.7.
“Repair Material” shall mean all parts, components and raw materials (including labels, Product inserts, packaging and other labeling for the Products) required and owned by Supplier to perform the repair of Products or provide the additional services.
“Repair of Product” or “repair” shall mean the repair, upgrade, and testing, as applicable, of a Product to the Specifications by Supplier.
“Repair Order” shall mean a purchase order issued by Company to Supplier authorizing Supplier to perform the repair of Products.
“Repair Service & Return” or “RS&R” shall mean the receiving, repair and return process that supports the receipt and shipment of Product Returns to and from Company.
“Repair Warranty” shall have the meaning set out in Article 10.
“Repeat Return Rate” shall mean the rate, expressed as a percentage of the aggregate amount of Products repaired by Supplier of Products returned for Repair within six (6) months of the original repair.
“Specifications” shall mean the specifications for the manufacture or repair of the relevant Product provided by Company to Supplier, including all drawings, models, specifications, documentation, data, Product information, engineering standards, technical and test instructions and test programs, procedures or requirements, functional information and related data, data files, quality standards, AVL, BOMs, PIMS, software, design information, technical manuals, packaging requirements, testing requirements and know-how, as amended and in effect from time to time.
`
“Substituted Product” shall mean a Product that Supplier has substituted on a Repair Order in place of the Unrepaired Product (bearing a different serial number) that was originally supposed to be repaired pursuant to such Repair Order.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
“TF” shall mean trouble found.
“Unrepairable Products” shall mean those Product Returns that have been declared unrepairable in accordance with Article 4.5 or Article 4.7.
“Unrepaired Products” shall mean those Product Returns that are assumed to be defective, regardless of whether or not test data exists confirming such condition and are to be repaired and tested by Supplier pursuant to the Specifications.
“Unrepairable Rate” shall have the meaning set out in Article 4.8.
“WES” shall mean Warranty Eligibility System, a system used to identify and administer warranty entitlement by Product and or customer.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
SCHEDULE 1 — REPAIR PRICES BY SUPPLIER LOCATION
[ *** ]

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
SCHEDULE 2 — COMPANY’S REPORTS
Supplier’s Reports shall include, but not be limited to the following:
I.	SHIPPING NOTIFICATION REPORT (Daily)

Minimum requirements for this report shall include:
a.	Company purchase order number

b.	Company purchase order quantity

c.	Supplier ship date

d.	Waybill number

e.	Invoice number

f.	Serial number, date received, date shipped, and carrier
II.	REPAIR OF PRODUCTS (Weekly and Monthly)
a.	Weekly, Quantity of Products repaired by Product Code, further categorized to indicate whether said repairs were trouble found, all tests passed (ATP), Modification, or Unrepairable;

Trouble Found will be further broken down to at least the following categories. Company reserves the right to add additional categories.
     Component
     Manufacturing Process
     Warehouse / Transportation Handling
b.	Weekly, Supplier’s delivery performance which shall include a detailed listing by comcode and Customer purchase order number indicating the number of Repaired Products shipped, the required ship date, the actual ship date, and the aggregate Interval; Backschedule (The number of units that are behind scheduled ship date); Orders received and shipped (Reference Open Order report described in Article 5);

c.	Monthly, Supplier’s internal quality audit results, if applicable, and results of any quality audits performed by Company;

d.	Monthly, Supplier’s compliance with the required Interval, Repeat Return Rate and Unrepairable Rate Metrics and root cause analysis and summaries if requested by the Company, for any Products that do not meet the specified requirement.
III.	ACTION ITEM REGISTER (Monthly)
a.	Supplier shall develop, maintain and submit to Company as part of its monthly performance report, an action item register to be used as an archive for recording issues, regardless of their nature, that require direction, and/or clarification, and/or resolution from or between the parties. Said action item register shall include, but not be limited to, a unique register id number, the issue(s), proposed solution, the Company LCS involved, party and their representative required accountable for managing the issue(s) and the estimated completion date.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
SCHEDULE 3 — COMPANY’S END-CUSTOMER REPAIR REPORT
Lucent Technologies requires that a repair report be provided to our customers to describe what repairs/actions were performed on their product. The data elements included are the data elements described in the section below. This report needs to be provided such that it is relatively easy for our customers to read and understand. Therefore, it is required that this information be provided in English and it is preferable to have this machine printed, as opposed to hand written, for legibility purposes. Samples of this repair report shall be provided to Lucent Technologies so that the presentation and format can be reviewed and agreed to.
Repair or Junk data collection elements
1. Parent item serial number
2. Lucent repair order number
3. Repair action/result (codes)
4. Component designator for components changed (on parent drawing)
5. Date Repaired
     Definitions of each element
1.	Parent serial number - The serial number for the part (parent item) returned for repair. It should match the serial number on records (ie paperwork) for the item returned for repair. The purpose for using this number is to identify the specific Lucent product item.

2.	Lucent repair order number - The Lucent order number used to identify the repair order, if the supplier has agreed to accept this number. If the supplier requires a supplier RMA number, then this number shall be used. The purpose for using this number is to be able to reference customer information about this repair in Lucent repair order management systems.

3.	Repair action/results (codes) - This data element describes what was done to the product in the repair process for repaired products or the reason a product was junked in the repair process. In order to achieve consistency with other data collection requirements, the codes used here shall be the same codes and definitions used by Supplier to comply with Lucent’s MTRAP/QSTATS requirements. There should be a record for each action taken (i.e. for every component replaced due to electrical troubleshooting, there should be a “DFC” record).

In addition, if a product is junked, then in addition to the “JNK” code, there should be a reason for junk as described by one of the following codes:
          SHD - Shipping Damage
          CAR - Customer tried to repair
          FD - Fire Damage
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
          WD - Water Damage
          RPR - Unit damaged during repair
          OBS - Obsolete/unavailable parts
          TMD - Too many defects
          XNR - Exceeds number of requirements
4.	Component designator for component changed - This is the designation for the component referenced by the repair action/result codes, described above (assuming the code refers to a component i.e. the DFC code). It should be the designation for the component as found on the assembly drawing for the product. It could be a component on the parent or child board, or the designation for a child board (i.e. CM1) as found on the assembly drawing.

5.	Date of repair - This is the date the repair was completed.
It is requested that if the supplier is going to provide a report that uses the actual codes, that the form used should have a legend/key that a customer can use to translate codes into definitions. In short, the report should be reasonably understandable to the customer.
Lucent Technologies and Solectron Corporation Proprietary

Attachment G
Contract No. HO32050265

Issue No. 1
SCHEDULE 4 — FMA RESULTS TO LUCENT TECHNOLOGIES
     General Information

Date Failed:
Unit Received Date:
RMA number:
Tracking number:
Serial Number:
Customer (end user customer):
FMA Completion Date:
Failure Confirmed:             • Yes             • No
FMA Status:             • Open             • Closed
Results Status:             • Preliminary             • Final
Return Original Pack:             • Yes             • No
     Date Shipped:
Component FMA required: • Yes             • No
Component designation:
Approving Engineer:
     Title:
Failure Analysis

Failure analysis results:
Corrective action description (if applicable):
Cause of failure category:
     • Manufacturing Process       • Field Handling
     • Design                                • ATP (All Tests Passed) NTF (No Trouble Found)
     • Component
Lucent Technologies and Solectron Corporation Proprietary

Attachment H — Metric Definitions
Contract HO3250265
Issue No.1

#	Mutual Business Goals and Key Measures	Numerator	Denominator	Goal
1	Performance
1.1	Cost
1.1.1	Year to Date Cost Reduction ($)	S ((baseline item price current item price) * quantity of items delivered at the current price)	1	Defined by program and individual scorecard
1.1.2	Quarterly Cost Reduction (%)	[current quarter S ((baseline item price - current item price) * quantity of items delivered at the current price)] [previous quarter S ((baseline item price current item price) * quantity of items delivered at the current price)]	previous quarter S ((baseline item price - current item price) * quantity of items delivered at the current price)	Defined by program and individual scorecard
1.2	Inventory
1.2.1	Inventory Turns (#)	4 * total Lucent spend (MOC) for previous 3 months	average total MOC inventory for previous 3 months	Defined by program and individual scorecard
1.2.2	Excess & Obsolete Inventory (%)	E&O raw material + E&O work in process + E&O finished goods	total raw material + total work in process MOC + total finished goods MOC	[ *** ]
1.2.3	Material Flexibility (%)	supplier spend on components with lead times less than or equal to 40 days	total supplier spend (MOC) on components for current month	[ *** ]
1.3	Quality
1.3.1	Supplier Quality Rating (%)	SQR Score = Sum of [(weight*actual/goal)] / Sum of (weight)	1	[ *** ]
1.4	Delivery
1.4.1	Delivery to Request Date (%)	orders or line items delivered on time	total orders or line items due	[ *** ]
1.4.2	Buffer Stock Coverage (%)	total number of product IDs at or above the daily buffer level	total number of product IDs with established buffer targets	[ *** ]
1.5	New Product Introduction
1.5.1	NPI Delivery Performance (%)	average of delivery scores for all builds [obtain from NPI metrics site]	1	[ *** ]
1.5.2	NPI Quality Performance (defects/unit)	average of DPU scores for all builds [obtain from NPI metrics site]	1	Defined by program and individual scorecard
1.5.3	NPI Quality Yield (%)	number of defect free units	total number of units	[ *** ]

1.6	Repair
1.6.1	Repair Interval (days)	average days to repair (from dock receipt to dock ship)	1	[ *** ]
1.6.2	Unrepairable Rate (%)	total number of unrepairable items	(total number of items successfully repaired + total number of unrepairable items)	[ *** ]
Lucent Technologies — Proprietary
Use pursuant to Company instruction
*** Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

Supplier Quality Rating:
SQR is intended to represent the Supplier Quality for a specific EMS supplier location and associated Lucent Business Intended to measure the weighted average of all mandatory and “When Available” metrics. (see table below)
SQR measures Actual to Goal for each of the metrics. Score = Sum of [(weight*actual/goal)] / Sum of (weight)

			Mandatory for
Metric	Abbrev.	Weight	Scoring?	Purpose/Definition of Metric	Metric Formula
EMS Combined Yield	EMSY	0.2	Yes	EMS Combined Yield (EMSY) – measures the composite yield of all products having undergone all necessary testing at the EMS location. Usually this will consists of Incircuit and/or Functional testing.	100 * (Number of units passed all necessary test at EMS without any failures)/(Total number of units shipped (or completed testing) at EMS)

EMS Combined Yield Percentile	EMSP	0.2	Yes	EMS Combined Yield Percentile (EMSP) – measures the percentage of codes exceeding some predetermined level/goal. This should reflect upon the combined outcome of all testing at the EMS location and should be the same population as EMSY (above). Justification – While EMSY takes a weighted approach to evaluating the Yield, EMSP attempts to give low running codes some visibility if they don’t perform adequately.	100*(Number of pack codes exceeding predetermined goal)/(Total number of pack codes processed)

Incoming Yield to SIC	SICY	0.2	Yes	Incoming Yield at the SIC (SICY) – measures the composite yield of all product at the first test area of the SIC for each EMS supplier	100*(Number of units passed as first SIC Test without any failures)/(Total number of units tested at first SIC test)

Incoming Yield to SIC Percentile	SICP	0.2	Yes	Incoming Yield to SIC Percentile (SICP) – measures the percentage of codes exceeding some predetermined level/goal. This should reflect upon the first test area at the SIC and should be the same population as SICY (above). Justification – While SICY takes a weighted approach to evaluating the Yield, SICP attempts to give low running codes some visibility if they don’t perform adequately.	100*(Number of pack codes exceeding predetermined goal)/(Total number of pack codes processed)

SCAR Responsiveness	CAR	0.2	Yes	Supplier Corrective Action Request (SCAR) – measures the percentage of supplier corrective action requests responded to on time.	100 * (Number of SCARs closed on time)/(Total number of SCARs due or overdue)

Incoming Yield @ SIC

Site	Scorecard	Metric
Penang	MSS	PSAX 1000 test at CLB
Penang	AN	FT2
Penang	ONG	System Test
HBG	ONG	System Test
BDX	AN	FT2
Brazil	Brazil	EMS FST
Suzhou	Suzhou	EMS FST

Attachment I
Contract No. HO32030018

Issue No. 1
MWDVBE Definitions

MBE	In general, a minority business is defined as one which is at least 51% owned, controlled and operated by an ethnic or racial minority group member.

The following groups are considered minorities for MBE as defined by Federal Acquisition Regulations (FARs):

African American means all persons having origins in any of the Black racial groups.

Asian Pacific American means all persons having origins in Japan, China, Philippines, Vietnam, Korea, Samoa, Guam, the U.S. Trust Territory of the Pacific Islands (Republic of Palau), the Northern Mariana Islands, Laos, Kampuchea (Cambodia), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia.

Asian Indian American means all persons having origins in India, Pakistan, Bangladesh, Sri Lanka, Bhutan, or Nepal.

Hispanic American means all persons having origins in Mexico, Puerto Rico, Cuba, Central, Latin or South America, Portugal, or other Spanish culture or origins.

Native American means American Indians, Eskimos, Aleuts, and native Hawaiians.

Non-Minority American means all persons not covered by the definition of American minority (MBE) groups above.

WBE	Enterprises that are at least 51% owned, controlled and operated by women who are not racial or ethnic minorities are women-owned businesses. Non-minority women-owned businesses are reported separately from minority businesses. A business owned by a minority woman would be classified as a minority-owned business only — not counted under both categories. However, the total number of women enterprises is easily tracked since minority supplier’s gender information is recorded.

DVBE	Enterprises that are at least 51% owned, controlled and operated by men and women who are service disabled veterans.

Attachment J
Contract No. HO32050265

REQUIREMENTS OBLIGATION
     1. During the Initial Term, Company will purchase from Supplier its requirements for: 1) access, switching, optical and data networking Products shown in the table below, and 2) any successor and/or new access, switching, optical and data networking products as may be designed and introduced by Company (“Requirements Obligation”).

Product
Line	PRODUCT	CP	OA&T	FA&T
BBS	[***]	SLR		SLR
BBS	[***]	SLR		SLR
BBS	[***]	SLR		SLR
BBS	[***]	SLR		SLR
BBS	[***]	SLR		SLR
BBS	[***]	SLR		SLR
CSG	[***]	SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR		SLR
CSG	[***]	SLR		SLR
ONG	[***]	SLR	SLR	SLR
ONG	[***]	SLR	SLR	SLR
ONG	[***]	SLR
ONG	[***]	SLR
ONG	[***]	SLR
ONG	[***]	SLR
ONG	[***]	SLR	SLR	SLR
ONG	[***]	SLR
ONG	[***]	SLR
SCO	[***]	SLR
     2. The parties agree that the Performance Metrics defined as “Delivery to Request Date” and “Supplier Quality Rating” in Attachment H have a material effect on Company’s business (“Business Impacting Metrics”). Parties shall, promptly after the Effective Date, agree on the minimum performance threshold that Supplier shall maintain for the Business Impacting Metrics. In the event Supplier’s performance falls below the minimum threshold (“Out of Tolerance Condition”) for a Business Impacting Metric, Company may give written notice to Supplier that a corrective action plan is required from Supplier. After receipt of such written notice, Supplier shall respond to Company within seven (7) days with a corrective action plan to correct said Out of Tolerance Condition within the next 30 days. Parties acknowledge that the time required

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

Attachment J
Contract No. HO32050265

to correct the Out of Tolerance Condition may exceed 30 days and will mutually agree in the corrective action plan on the timeline to cure the Out of Tolerance Condition. In the event Supplier fails to cure the Out of Tolerance Condition within the 30 day period set forth in the corrective action plan or as otherwise agreed to by the parties, Company will be relieved of its Requirements Obligation for the affected Product and may purchase the affected Product from another source and/or manufacture it. In the event of a dispute over Supplier’s failure to meet the minimum performance threshold, or if Company disagrees with Supplier’s corrective action plan, the parties shall attempt to resolve such dispute through the process set forth in Article 30.
     3. The parties acknowledge that Company may be required by law or business condition, from time to time, to have certain portions of Products or certain manufacturing steps occur in the countries where the Products will be sold. Before Company conducts or permits any third party to conduct such manufacturing activities; Company shall first provide Supplier with reasonable notice under the circumstances, documentation reasonably requested by Supplier to support such legal or business need, and the opportunity to conduct such manufacturing activity on terms acceptable to Company. If Supplier decides not to conduct such activities, Company may conduct or permit a third party to conduct such activities, provided that such Products may only be sold in the country of their manufacture, and provided that Company cannot offer the third party terms more favorable than those Company required of Supplier. If Company does conduct or permit a third party to conduct such activities, then the Requirements Obligation shall be extended in time solely as necessary to provide Supplier the same aggregate revenue as Supplier would have received if those Products had been manufactured by Supplier during the Initial Term.
     4. Supplier agrees to pay Company a maximum of [ *** ] of which [ *** ] will be payable upon the Effective Date of the Agreement. Cash consideration of the first [ *** ] paid by Supplier to Company represents compensation for the price per unit for the Products purchased by Company from third party suppliers prior to the time the manufacturing of the Product is being performed by Supplier. This [ *** ] is meant to reflect the effective pricing as if Company is buying all the Products from Supplier from the Effective Date of the Agreement and is contingent on no event other than signing of the Agreement.
The remaining [ *** ] is payable incrementally when, after the completion of all Product transfers, the forward looking forecast for one consecutive quarter is equal to or greater than [ *** ] and the current quarter shipments exceed the following:
Quarterly Volume Shipped            Cum Payment Due
     [ *** ]

***	Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.

Attachment K
Contract No. HO32050265

SUPPLY NODE CONSOLIDATION AND TRANSFER COSTS
     1. Parties shall agree upon supply chain design for new production introduction, manufacturing and repair services to be provided under this Agreement as well as the sequence for transferring the manufacture of Products not currently provided by Supplier.
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*** Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the Securities and Exchange Commission.